UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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Proxy Statement and Notice of 2023 Annual Meeting

To Be Held On May 18, 2023

NOTICE OF 2023

ANNUAL MEETING

OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 18, 2023 at 11:00 a.m., Eastern Time, for the following purposes:

• To elect the 10 directors named in the proxy statement for the coming year;

• To approve our named executive officers’ compensation in an advisory vote;

• To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2023; and

• To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. We ensure that at our virtual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. During the live Q&A session of the meeting we will answer questions as they come in, and we commit to publishing each relevant question received following the meeting. The live webcast is available to stockholders and the general public at the time of the meeting, and a replay of the meeting is made publicly available on the company’s website. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2023.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 23, 2023. Proxy materials are being mailed or made available to stockholders on or about April 4, 2023. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner

Executive Vice President,

General Counsel and Secretary

April 4, 2023

PROXY LOGISTICS

AT A GLANCE

DATE

May 18, 2023

TIME

11:00 a.m. Eastern Time

VIRTUAL MEETING

WEBSITE ADDRESS

www.virtualshareholder meeting.com/SYF2023

RECORD DATE

March 23, 2023

IMPORTANT NOTICE

REGARDING INTERNET

AVAILABILITY OF PROXY

MATERIALS FOR THE 2023

ANNUAL MEETING TO BE

HELD ON MAY 18, 2023

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

    2023 ANNUAL MEETING AND PROXY STATEMENT / 1

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PROXY SUMMARY

This summary highlights certain information in this proxy statement in connection with our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to pages 73-75 of this proxy statement. Proxy materials are being mailed or made available to stockholders on or about April 4, 2023.

LOGISTICS	VOTING
DATE May 18, 2023	BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 17, 2023).
TIME 11:00 a.m. Eastern Time	BY TELEPHONE

VIRTUAL MEETING WEBSITE ADDRESS www.virtualshareholdermeeting.com/SYF2023	You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 17, 2023.
RECORD DATE March 23, 2023

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code included on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 17, 2023.

At the Annual Meeting

You may attend the virtual Annual Meeting by visiting this internet website address: www. virtualshareholdermeeting.com/SYF2023.

ELIGIBILITY TO VOTE
You are eligible to vote if you were a stockholder of record at the close of business on March 23, 2023.

AGENDA
Election of 10 directors named in this proxy statement Voting standard: Majority of votes cast Page Reference — 19 BOARD RECOMMENDATION FOR	Advisory approval of our named executive officers’ compensation Voting standard: Majority of votes cast Page Reference — 33 BOARD RECOMMENDATION FOR	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2023 Voting standard: Majority of votes cast Page Reference — 69 BOARD RECOMMENDATION FOR

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EXECUTIVE SUMMARY

As the economy continued to recover from the pandemic, faced supply chain challenges, and experienced high levels of inflation, Synchrony performed well and drove significant growth through expansion of our product offerings and capabilities, broad distribution, improved efficiency and customer experiences, and balance sheet strength – all while maintaining a sound risk culture, continuing to focus on Equity, Diversity, Inclusion and Citizenship (“EDIC”) including supporting our employees and the communities in which we serve and live. Our 2022 performance outpaced expectations on nearly all fronts with record purchase volume of $180 billion, a 15% increase in loan receivables to $92.5 billion and our second highest diluted earnings per share since our initial public offering (the “IPO”) of $6.15. We delivered these financial results while improving our already strong culture as demonstrated in our rise in the Great Place to Work® ranking from #25 in 2022 to the Top 20 in 2023 in the United States, from #2 in 2022 to #1 in 2023 in the Philippines, and ranking #19 in India in 2022.

GROWTH

In 2022, Synchrony achieved double digit growth in loan receivables across four of our five sales platforms and high single digit in one platform. This was made possible through several initiatives, including new products and capabilities, expanded distribution channels and signing or renewing over 80 partnerships. Key metrics that demonstrated our growth in 2022 include:

•	30+ new partnerships

•	50+ partnership renewals, including Lowe’s

•	~24 million new accounts

•	9% increase in purchase volume to $180 billion

•	15% increase in loan receivables to $92.5 billion

PRODUCTS AND CAPABILITIES

Synchrony Pay Later solutions (formerly SetPay) – this suite of installment loan products helps consumers and our partners by providing financing over time as an alternative to traditional credit card financing. Fixed payment schedules build trust with customers by demonstrating our commitment to helping consumers manage their finances. These fixed pay offerings represent another financial tool that we can offer to qualifying customers, while also driving incremental sales to our partners and providers.

Pre-Qualification – through a digital pre-qualification process that leverages Synchrony’s proprietary credit decisioning engine (PRISM), consumers have the ability to avoid hard credit inquiries and shop with confidence. As this capability is introduced to more of our customers, allowing for seamless access to our credit products, we are seeing this contribute to both higher new accounts and sales at our partners.

DISTRIBUTION

Strategic Partnerships – we launched several strategic partnerships over the last year to scale our products more quickly by expanding our distribution channels and broadening customer access to our comprehensive product suite. We integrated with point-of-sale and business management platforms like Clover, and health and wellness practice management solutions like Sycle. Through these channels Synchrony has added hundreds of thousands of small business locations and several thousand provider locations through whom we can seamlessly and responsibly offer access to our flexible financing.

Synchrony Mastercard – by offering our direct-to-consumer credit card to more consumers, loan receivables associated with the Synchrony Mastercard were up 17% in 2022.

EFFICIENCY AND CUSTOMER EXPERIENCE

Customer Experience and Digital Strategy – through multiple improvements in Synchrony’s technological capabilities, 5 million calls moved to digital channels compared to prior year; in addition we also launched our new cardholder service platform across many of our largest portfolios which offers customers the ability to service their accounts in one dashboard and enable a broad suite of account notifications across every aspect of the credit lifecycle, continuing to enhance the customer’s experience within our partner’s brands. With the improved digital experience across accountholders, we experienced double-digit improvement in net promoter scores compared to our previous account management site.

Cost Efficiencies – during 2022 we maintained a disciplined focus on expenses, which included efficiencies such as our operations technologies which allowed for flat operational headcount while average active accounts grew 1.9%; an increase to 54% e-bill adoption by customers; and our physical site strategy actions resulting in go-forward additional cost savings of over $10 million annually. The combined impacts of our cost discipline, the inherent operating leverage in our highly scalable model, and strong revenue growth continued to drive improvement in Synchrony’s industry leading efficiency ratio of 37.2%.

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PROXY SUMMARY

BALANCE SHEET

Funding – deposit balances grew by over $9 billion in a competitive funding environment, launched new deposit products including affiliate savings product with PayPal, and two new CD product offerings.

Capital – the Company returned $3.8 billion to shareholders including a 5% increase in dividends and $3.3 billion of share repurchases – reducing common shares outstanding by 90.7 million shares, or 17%.

SOUND RISK CULTURE

At Synchrony, we promote and value a sound risk culture which results in (i) better risk management that allows us to identify, assess, and mitigate risks more efficiently; (ii) improved compliance that helps us to adhere to relevant laws, regulations and ethical standards; (iii) better decision-making by encouraging open and honest communication; (iv) a stronger reputation which helps retain customers, employees, and investors; and (v) increased employee engagement by valuing transparency, accountability, and collaboration helping to reduce turnover.

In addition to day-in-day-out risk oversight of the business, the Company continued to adhere to a rigorous annual process that reviews (i) the behaviors and risk-based outcomes of our leaders and (ii) incentive programs individuals or groups of individuals who could, together, put the Company at risk. Both of these processes and associated results are reviewed with the Board of Directors (the “Board”) and confirmed a strong risk culture at Synchrony, evidenced in part, by an independent third party risk assessment of our Company annual incentive plan that highlighted no concerns and an internal process that distills a company-wide set of risk events, to issues being investigated, to adverse risk outcomes that are discussed after root causes are identified and appropriate actions are taken.

EQUITY, DIVERSITY, INCLUSION, AND CITIZENSHIP

Pay Equity – since 2018, Synchrony has hired an independent third party to analyze pay equity for all employees. In 2022, Synchrony continued our annual practice of reviewing the Company’s pay equity for all employees globally, including base pay, cash incentive plans, and stock-based compensation. The third party analysis in 2022 stated “the base pay gap is at an all-time low and the U.S. gap is effectively eliminated.” The combined results of the pay equity analysis and our investment of more than $5 million over the past five years underpin our goal of 100% pay equity for employees across genders globally and across racial/ ethnic groups in the United States as well as our commitment to improve Synchrony’s compensation processes to better support equity. Synchrony is committed to continuing our global pay equity analysis and disclosing the results each year.

New Way of Working – realizing that employees have diverse needs and to help all employees feel included in Synchrony’s culture, the Company continues to provide flexibility on where employees work. Feedback from our workforce and externally by potential employees wanting to work at an inclusive culture has been tremendous. Turnover remains reasonable, applicant pools have jumped by 30% compared to pre-pandemic levels and business results continue to improve in spite of difficult economic conditions.

Inclusive Culture – at Synchrony, we believe a strong employee culture that supports EDIC bolsters business results by:

•	Attracting and retaining top talent: A positive employee culture attracts job seekers who are looking for a supportive and engaging workplace. This has helped mitigate turnover and improve employee retention.

•	Boosting employee morale and engagement: A supportive work environment can increase employee morale and engagement, leading to higher productivity and better job performance.

•	Improving teamwork and collaboration: A positive employee culture fosters collaboration and teamwork, which can lead to better problem-solving, more efficient decision-making, and improved results.

•	Building a positive company reputation: A strong employee culture can enhance a company’s reputation and help attract better talent, new customers, investors, and business partners.

Since 2016, Synchrony has asked employees for anonymous feedback on our culture through an annual survey and open-ended questions performed by an independent third party – Great Place to Work®. In that time, we have steadily improved our ranking to the top 20 in 2023 in the United States and continue to strive to improve the culture at Synchrony by reviewing feedback, asking employees for detailed examples and addressing employee needs.

Diversity – additionally, our ability to cultivate and sustain a diverse workforce that reflects our customers and communities we serve continues to

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PROXY SUMMARY

be a factor used by our Board in determining bonus funding for more than 4,500 leaders across the Company. This focus has resulted in year over year improvement in diverse demographics by increasing representation of Blacks and Hispanics across leadership in the United States and increasing the number of females in leadership roles globally. As of December 2022, our workforce in the United States comprised 47% non-white, including 20% Black, 16% Hispanic, 7% Asian and globally, 61% female.

Synchrony has made EDIC a continued priority and a strategic imperative for the Company by tying these values to our annual incentive plan and by creating a culture that enables every colleague to be their complete, authentic self – evidenced by our Great Place to Work® ranking, pay equity results, low turnover, and large candidate pools for open positions.

SUPPORTING OUR COMMUNITIES

Over the last four years, Synchrony’s community development lending and investment activities totaled more than $1.6 billion. In 2022, Synchrony continued to support our communities in a variety of ways including (i) supplier diversity; (ii) financial education; (iii) skills and career development; and (iv) investment in diverse startups. Synchrony was recognized for the fourth year in a row on JUST Capital’s Top 100 list of America’s Most Just Companies.

•	Supplier Diversity – Our increased efforts to support diverse suppliers have increased diverse representation in companies included in our Request for Proposals (“RFPs”). In 2022, we achieved a 200% increase from prior year in the number of diverse suppliers included in RFPs. Of the diverse suppliers included in RFPs, nearly 80% were selected to do business with Synchrony. As a result, we ended 2022 with our diverse supplier spend increasing by 31% from 2021.

•	Financial Education and Inclusion – Synchrony participates in Project REACh – Roundtable for Economic Access and Change – as a member on the steering committee of the Alternative Credit Assessment Utility Workstream, one of four workstreams under Project REACh, working to improve credit availability and consumer financial literacy for underserved communities, individuals and small businesses. In 2022, Synchrony began utilizing bank and deposit account data made available through Project REACh to extend credit to the “credit invisible” population — consumers who have no record at the credit bureau or no trade lines at the credit bureau.
•	Skilling and Career Development – Synchrony supports multiple partnerships with nonprofit organizations already on the front lines of bringing education, skills training and career placement to the underserved in their communities including Latinx Executive Alliance, The Mom Project, AfroTech, and The Great Transformation organizations. In the past two years, we have invested $50 million in helping underrepresented groups acquire the skills, resources and training they need to advance their careers and livelihoods. Our new multi-million-dollar state-of-the-art Skills Academy holds a number of community programs focused on skilling and reskilling the local workforce.

•	Investment in Diverse Startups – Our Synchrony Ventures team has executed on opportunities to support our EDIC goals. In 2021, Synchrony Ventures committed $15 million in venture capital funds led by diverse partners with a track record of investing in minority-owned startups. Since our initial commitment, Synchrony has engaged with the partner funds to support their investment process and the growth of their portfolio companies. In 2022, Synchrony Ventures committed a further $5 million to support this strategy. In 2021, our Synchrony Ventures team committed up to $100 million towards opportunities spearheaded by Ariel Alternatives, a private equity subsidiary of Ariel Investments, LLC, whose mission is to scale sustainable minority-owned businesses and position these companies as leading suppliers to Fortune 500 companies. In 2023, Ariel Alternatives’ Project Black Fund, and Synchrony’s $100 million investment in this fund, was announced. Project Black invests in middle-market companies that are not currently minority owned, as well as existing Black- and Hispanic-owned businesses, providing capital, resources and minority executive talent. Under Project Black’s ownership, these companies are expected to be transformed into certified minority business enterprises of scale to fuel Fortune 500 vendor and supply chain diversity. Synchrony, along with other investors, plans to explore collaboration opportunities with portfolio company management teams to pursue growth strategies. We believe this strategic initiative will generate jobs, economic growth and equality within underrepresented populations from the entry level to the boardroom. This important initiative builds on Synchrony’s ongoing goal to treat equity, diversity and inclusion as a strategic business imperative and advance long-term progress across all areas of our business and communities.

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PROXY SUMMARY

SUPPORTING OUR EMPLOYEES

Based on feedback from employees, in 2022, we continued to invest in our people through enhancements in both mental and physical wellness, compensation, benefits, flexibility and career development. We maintained our support for employees to choose where and how they work best which allows our diverse workforce – with diverse needs – the ability to choose the option that works best for them and to reap the benefits of greater work/life balance.

We also continue to recognize the important role our associates play in driving our business forward. In 2022, Synchrony funded its performance plus bonus program for full-time, frontline hourly associates in our U.S. contact centers at $1,500, our highest ever payout, up from $1,200 in 2021 and $750 in 2020. In addition, in the first quarter of 2023, we paid a special one-time inflation bonus of $1,500 to our full-time non-exempt and other employees to help alleviate the impacts of inflation.

Some of the additional changes in 2022 to support employees include:

•	Financial Wellness – We implemented two new financial wellness programs for employees: (i) an educational financial website to help Synchrony employees sharpen their personal money management skills and make smart decisions about spending their money, building credit, saving for retirement, reducing debt and investing wisely; and (ii) Money Talks — a series featuring Synchrony employees sharing candid experiences about managing their money and tips on doing it well, or at least doing it better. To encourage involvement, we offered to make a $100 donation to each participant’s favorite eligible charity. We also continue to make free, relatable personal finance resources available on synchrony.com and synchronybank.com through our Money 360 program. Synchrony is proud to be the founding sponsor of Millie, a magazine dedicated to helping women achieve their financial goals. This platform is devoted to women and money—earning it, saving it, investing it, spending it and talking about it.
•	Maternity/Parental Leave – we increased our combined maternity and parental leave to an industry-leading 22 weeks of 100% paid leave; simplified the process of taking the leave by moving maternity leave from short-term disability to a Synchrony benefit; removed the waiting period for new employees; and allow employees to take their leave when they need it – any time within 12 months before or after the date of birth/adoption.

•	Sabbaticals – In 2022, we launched the Synchrony Sabbatical and Employee Balance program to let employees reduce their schedules or take anywhere from one to 12 months leave while retaining benefits. It’s part of our broader commitment to flexibility and investments in our people’s well-being. Employees receive a portion of their base salary during the time of the sabbatical to help cover benefits. We also have the Employee Balance Program, a temporary reduced schedule program (20 hours a week). Here too, employees can return to their regular schedule after the program ends without sacrificing benefits.

•	Well-Being Coaches – During the pandemic we expanded our well-being support for employees by adding dedicated coaches with diverse backgrounds that match our workforce. In 2022, we increased the number of dedicated coaches to 15 which allows for speedy access and even more varied backgrounds for employees to choose.

•	Gender Affirming Benefits – In 2022, we expanded our Gender Affirming coverage to include the most common and safe surgeries available. This is a special and unique benefit that Synchrony offers above and beyond what others in the industry currently provide.

•	Fertility and Family Planning – We enhanced our fertility benefit from a dollar amount to a more comprehensive and easy-to use fertility program that covers multiple paths to parenthood, including couples struggling with fertility, LGBTQ+ families, single parents by choice and singles/couples who require donor tissue. The program includes three cycles of fertility treatment and covers cost from beginning to end.

•	Tuition Reimbursement – Synchrony has an industry leading tuition reimbursement program that provides up to $20,000 per year for full-time employees and $5,000 per year for part-time employees and up to $9,000 in reskilling education. It covers degrees relevant to their job as well as healthcare and education-related degree programs. In addition, Synchrony covers academic fees of up to $4,000 per year. In partnership with the Bright Horizons EdAssist program in 2022, Synchrony can now pay employees’ tuition directly through our Debt-Free Tuition option, offering no out-of-pocket cost.

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PROXY SUMMARY

BUSINESS AND FINANCIAL RESULTS

Our core strategy to drive sustainable growth at attractive risk-adjusted returns is founded on three primary objectives of (i) Grow our existing partners and win new partners; (ii) Diversify our programs, products and markets; and (iii) Deliver best-in-class customer experiences.

Focusing on these objectives, we delivered the following strategic commercial results in 2022:

•	Expanded and retained partners with 30+ new partner deals and 50+ partner renewals, including Lowe’s

•	Diversified credit programs, partners, and markets through both organic and acquired capabilities including expansion of Health & Wellness, partnerships with third party digital platforms that expand our reach with Clover and Epic Systems, and through Synchrony’s Pay Later solutions, including pay in 4 and pay monthly options.

•	Grew our customer base and purchase volume with approximately 24 million new accounts and over $180 billion in purchase volume (a company record).

We accomplished all these strategic commercial successes while maintaining strong financial performance. The Company continued to operate with a strong balance sheet through continued strength in our diversified funding strategy, including deposit balance growth of over $9 billion, and ending CET1 of 12.8%. With both commercial and financial success highlighted below, we believe the business has been performing well and has the foundation to sustain its performance into the future.

FISCAL YEAR 2022 FINANCIAL PERFORMANCE HIGHLIGHTS

•	$3.0 billion in net earnings

•	3.1% return on assets

•	$92.5 billion in loan receivables

•	$3.8 billion in capital returned to shareholders

•	$6.15 earnings per diluted common share

•	37.2% Efficiency Ratio*

* Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this Compensation Discussion and Analysis section (“CD&A”) – our named executive officers (“NEOs”) for 2022 – are Margaret M. Keane, Executive Chair and former CEO; Brian D. Doubles, President and CEO; Brian J. Wenzel, Sr., Executive Vice President, CFO; Thomas M. Quindlen, Executive Vice President and CEO—Diversified & Value and Lifestyle; Carol D. Juel, Executive Vice President and Chief Technology and Operating Officer.

In October 2022, the Board of the Company approved the following changes to roles and responsibilities of our NEOs effective January 1, 2023:

•	Thomas Quindlen retired as Executive Vice President and CEO of the Diversified & Value and Lifestyle sales platforms and was replaced by Maran Nalluswami effective January 1, 2023.

Mr. Quindlen agreed to continue in an advisory role until March 2023 as a part of the planned succession transition.

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PROXY SUMMARY

COMPENSATION PHILOSOPHY

TARGET COMPENSATION

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 10% of the CEO’s total direct compensation and no more than 21% of the other NEOs’ total direct compensation as shown below in the 2022 mix of direct pay charts for our CEO and CFO:

Below we illustrate our CEO Target pay from 2018 to 2022 and alignment with market and our compensation philosophy. For each year we have shown market median as reported in proxy filings by peer companies that year. CEO Direct Pay below for years 2018 through 2020 reflects target pay for Margaret Keane while CEO. CEO Direct Pay for 2021 and 2022 reflect target pay for Brian Doubles as CEO.

SYNCHRONY CEO DIRECT PAY

As part of our compensation philosophy, the Committee targets median pay while considering other factors including experience and performance. Mr. Doubles’ pay was initially set below median as part of the planned CEO succession with the intention of increasing pay on a multi-year glidepath toward market levels. As Mr. Doubles enters his third year as CEO and based on his proven performance, the Committee intends to continue to adjust his target pay to stay competitive with market which increased significantly in 2022.

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PROXY SUMMARY

2022 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2022 annual meeting of stockholders, our investors supported the compensation for our named executive officers with more than 94% of the votes approving the advisory say-on-pay proposal. Our Management Development and Compensation Committee (“MDCC”) considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2022, we continued our regular engagement with stakeholders regarding our compensation program. We also engaged with proxy advisory firms and sought regulatory perspectives.

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO

Substantial portion of executive pay based on performance against goals set by the MDCC

Risk governance framework underlies compensation decisions

Stock ownership requirements for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights

Minimum vesting of 12 months for any restricted stock units (“RSUs”)

Greater percent of equity grants in Performance Share Units (“PSUs”) (55%) which are performance-based over RSUs (45%)

Compensation subject to claw-back in the event of misconduct in addition to “no fault” in the case of financial restatements for all NEOs

Limited perquisites

Peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

Annual “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Include relative performance metric via Total Shareholder Return modifier on long-term performance awards linked to stockholder returns relative to peers

WHAT WE DON’T DO

No hedging or pledging of Company stock

No employment agreements for executive officers

No tax gross-ups for executive officers

No discretion to accelerate the vesting of awards

No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

No payout of dividends on unvested equity prior to the vesting date

No backdating or repricing of stock option awards

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CORPORATE GOVERNANCE
We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and regularly reviews our governance practices to incorporate evolving best practices and stockholder feedback.

A FEW OF OUR CORPORATE GOVERNANCE BEST PRACTICES INCLUDE:

BOARD LEADERSHIP STRUCTURE

Our Board’s dedication to strong governance and regular evaluation of Board and executive leadership and succession supported our most recent Board leadership transition in April 2023. At that time, as part of a planned succession process, Margaret Keane retired as Executive Chair, and Jeffrey Naylor was appointed non-executive Chair of our Board. Mr. Naylor has served as an independent director on our Board since 2014, and served as Lead Independent Director of our Board since April 2021. During her time with Synchrony, Ms. Keane helped lead our journey to become an independent company and guided the Company through times of prosperity, challenge and growth. Her contributions helped establish Synchrony as a thriving and growing company living its values every day.

We believe that having an independent director serve as the non-executive Chair of the Board is in the best interests of our stockholders. The separation of roles allows our Chair to focus on the organization and effectiveness of the Board. At the same time, it allows our CEO to focus on executing our strategy and managing our operations, performance and risks.

BOARD’S ROLE IN STRATEGY

The Board actively oversees the Company’s strategic direction and the performance of our business and management. On an annual basis, the Board conducts an intensive, multi-day review of the Company’s short-, medium- and long-term strategic plan, taking into consideration economic, consumer, technology and other significant trends, as well as developments in the industry and regulatory initiatives. The Board’s input is then incorporated into the strategic plan and approved at the subsequent Board meeting. The output of these meetings provides the strategic context for the Board’s discussions at its meetings throughout the next year, including regular updates and feedback from the Board on the Company’s progress on its strategic plan and deep dives on developments in important areas such as cyber security and healthcare. In addition, the Board regularly discusses and reviews feedback on strategy from our stockholders and other stakeholders, and often engages with internal and external experts and advisors to ensure our strategy reflects the latest competitive landscape.

Looking ahead, the Company remains focused on improving all aspects of the customer experience, starting with a quick, seamless account opening process all the way through account self-servicing features. We plan to continue to invest heavily in digital innovations to develop new products and services that drive deeper customer relationships.

BOARD COMMITMENT TO DIVERSITY

Since our IPO, the Board has consistently believed that sustainable, long-term stockholder value creation requires caring for our business, our customers, our partners, our employees, our communities, and the environment. We believe diversity makes our business stronger, more innovative and more successful. We have strong hiring practices for women, minorities, veterans, the LGBTQ community and people with disabilities. We promote this inclusive culture by sponsoring eight different employee Diversity Networks.

Five of our 10 directors are women and/or minorities; nine are independent; three are women and three are minorities. This diversity enables our Board to guide and oversee management more effectively, bringing strategically relevant, forward-looking and inclusive perspectives to our boardroom.

In 2022, our Board continued its elevated attention to, and further expanded its activities to support

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social justice and racial equity within Synchrony and in our communities. Our Board received regular updates on progress in Synchrony’s EDIC efforts. Our directors hosted all-employee events on EDIC in the workplace, participated in our annual Global Diversity Experience, and shared their thought leadership on EDIC at conferences and in publications.

BOARD FOCUS ON OTHER ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

The pandemic and other recent social justice issues underscore the importance of Board engagement on diversity and other environmental, social and governance matters (ESG). To this end, our full Board actively engages on our most significant ESG topics throughout the year. Our Board delegates primary responsibility for oversight of our ESG strategy and performance to our Nominating and

Corporate Governance Committee. The Committee receives updates from management on ESG matters at least four times per year. All our Board committees oversee matters that impact our ESG strategy and performance. For example: our Audit and Risk Committees oversee compliance matters; our Risk Committee oversees cyber security risks associated with information security and data privacy; and our Management Development and Compensation Committee oversees human capital practices, including our EDIC efforts. Our Nominating and Corporate Governance Committee and our Management Development and Compensation Committee hold an annual joint meeting on ESG reflecting the significance of the human capital and community initiatives in our overall ESG strategy and performance. Our Nominating and Corporate Governance Committee regularly reports to the Board on the ESG-related activities of the Board committees.

ESG OVERSIGHT BY OUR BOARD COMMITTEES

• Oversee ESG and corporate social responsibility • Oversee Synchrony’s corporate governance, including director qualifications, and board leadership and committee structure	• Oversee Synchrony’s compliance with legal, ethical and regulatory requirements and related processes and programs, including our compliance and Ombuds programs

• Oversee Synchrony’s human capital management, including policies and strategies for recruiting, retention, career development and progression, management succession for key executives, corporate culture, diversity, and employment practices

		• Oversee Synchrony’s enterprise-wide risk management framework, including as it relates to operational risks, which encompass cyber security, compliance, and business resilience risks	• Review of Synchrony’s approach to technology-related innovation

You can read more about our ESG efforts in our ESG report at www.synchrony.com. Our ESG report is not, and will not be deemed to be, a part of this proxy statement or incorporated by reference into any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”).

2023 ANNUAL MEETING AND PROXY STATEMENT / 13

CORPORATE GOVERNANCE

BOARD OVERSIGHT OF CYBER SECURITY AND TECHNOLOGY

The protection and security of financial and personal information of our consumers is one of the Company’s highest priorities. To that end, we have an extensive cyber security oversight framework in place. The Board and its Risk Committee receive regular reports on cyber security and the Company ensures the Board includes members with cyber security experience. The information security program includes administrative, technical and physical safeguards and provides an appropriate level of protection to maintain the confidentiality, integrity, and availability of our Company’s and our customers’ information. This includes protecting against known and evolving threats to the security or integrity of customer records and information, and against unauthorized access to or use of customer records or information. Our information security program is continuously adapting to an evolving landscape of emerging threats and available technology. We have developed a security strategy and implemented layers of controls embedded throughout our technology environment that establish multiple control points between threats and our assets. We evaluate the effectiveness of the key security controls through ongoing assessment and measurement. When the Company’s employees shifted to working remotely due to the pandemic, this cyber security oversight framework set the foundation for the Risk Committee to engage seamlessly with management in monitoring the cyber risks of work from home. In 2022, we further adapted and enhanced our end-point controls and technologies to continue safely and securely working in the hybrid workplace.

A key part of our strategic focus is the continued development of innovative, efficient, and flexible technology to deliver products and services that meet the needs of our partners and customers and enables us to operate our business efficiently. The integration of our technology with our partners and customers is at the core of our value proposition, enabling us to anticipate and deliver the experiences and tools our partners and consumers want, while reducing fraud and enhancing customer service. Recognizing the importance of technology and innovation to our future success, and in order to better leverage the Board’s technology expertise, we have a committee of the Board devoted exclusively to technology and innovation. The Technology

Committee reviews and advises the Board on major strategies and other subjects relating to the Company’s approach to technology-related innovation, the technology development process and existing and emerging technologies. The Chair of the Technology Committee is Art Coviello, a leader in the technology industry and former Executive Vice President of EMC Corporation and Executive Chairman of RSA Security, Inc.

STOCKHOLDER ENGAGEMENT

We continue to value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. As part of our regular stockholder engagement in 2022, we engaged with representatives of a majority of our outstanding shares on a variety of topics, including our growth plans, business strategy, board composition, compensation practices and ESG issues. We also hosted our first Investor Day in 2021 to provide stockholders and other stakeholders a deeper dive into our business model, long-term growth strategy and financial operating framework.

BOARD REFRESHMENT

Under the leadership of our Nominating and Corporate Governance Committee, Synchrony’s Board of Directors and its committees routinely evaluate our Board and Board committee composition and leadership, as well as our latest updated skills matrix. This established process helps to ensure that the Board has the requisite expertise to oversee Synchrony’s business today and as it evolves under our strategy for the future. As a result, since 2019, we have added four new directors, adding expertise in healthcare, digital, technology, the consumer sector and risk management in the consumer banking sector. As a group, our Board possesses expertise in areas directly relevant to our business and strategy—including accounting, consumer banking, credit cards, cyber security, government affairs, healthcare, marketing, retail, risk management, digital and technology. We also recently rotated the chairs of our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRACTICES

OUR GOVERNANCE HIGHLIGHTS INCLUDE:

Nine out of 10 directors are independent

Experienced Board members with a diversity of skills and backgrounds

Five out of 10 directors are women and/or minorities

Three out of five Board committee chairs are women and/or minorities

Each of the Audit Committee, MDCC, Nominating and Corporate Governance Committee, Risk Committee and Technology Committee is comprised exclusively of independent directors

Non-executive Chair of the Board

Regular meetings of independent directors in executive session without management
Annual election of all directors

Majority voting standard for directors in uncontested elections

Stockholder special meetings may be called upon the request of a majority of stockholders

Single-class voting structure (one share, one vote)

No stockholder rights plan

Stock ownership requirements for our executive officers and directors

Stockholder proxy access

Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework and oversees the Company’s ESG efforts

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CORPORATE GOVERNANCE

BOARD OF DIRECTORS

We believe that our directors possess the highest personal and professional ethics, deep industry knowledge and expertise, and are committed to representing the long-term interests of our stockholders. We deliberately and thoughtfully formed a Board with diverse perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. Nine of the 10 directors on our Board are independent, three of the directors are women and three of the directors are minorities. The composition of the Board reflects distinct and varied professional experience and cognitive diversity.

DIVERSITY AND SKILLS MATRIX

	FERNANDO AGUIRRE	PAGET ALVES	KAMILA CHYTIL	ARTHUR COVIELLO	BRIAN DOUBLES	ROY GUTHRIE	JEFFREY NAYLOR	BILL PARKER	LAUREL RICHIE	ELLEN ZANE

GENDER DIVERSITY

MALE	●	●		●	●	●	●	●

FEMALE			●						●	●
ETHNIC DIVERSITY
BLACK OR AFRICAN AMERICAN		●							●

HISPANIC	●

WHITE/CAUCASIAN			●	●	●	●	●	●		●

FINANCIAL EXPERT	●	●	●	●	●	●	●			●
RISK EXPERT		●		●	●	●	●	●
CREDIT CARDS			●		●	●	●	●
CORE BANKING/ RETAIL LENDING			●		●	●		●
DIRECT CONSUMER/ RETAILERS	●	●	●				●		●
HEALTHCARE	●									●
GOVERNMENT/ REGULATORY	●				●	●		●		●
TECH/DIGITAL/CYBER		●	●	●

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CORPORATE GOVERNANCE

DIVERSITY

3 OF 10 ARE FEMALE

3 OF 10 ARE MINORITIES

5 OF 10 ARE FEMALE AND/OR MINORITIES

DIRECTOR INDEPENDENCE

9 OF 10 ARE INDEPENDENT

DIRECTOR AGE

2023 ANNUAL MEETING AND PROXY STATEMENT / 17

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP

Brian D. Doubles President and CEO of Synchrony Financial	47	2021

Fernando Aguirre Former Chairman, President and CEO of Chiquita Brands International, Inc.	65	2019		Management Development and Compensation; Nominating and Corporate Governance (Chair)

Paget L. Alves Former Chief Sales Officer of Sprint Corporation	68	2015		Audit (Chair); Nominating and Corporate Governance

Kamila Chytil Chief Operating Officer of DentaQuest LLC	43	2022		Audit; Technology

Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation; Former Executive Chairman of RSA Security, Inc.	69	2015		Risk; Technology (Chair)

Roy A. Guthrie Former CEO of Renovate America, Inc.; Former Executive Vice President and Chief Financial Officer of Discover Financial Services, Inc.	69	2014		Risk (Chair); Technology

Jeffrey G. Naylor (Non-Executive Chair of the Board) Former CFO and Chief Administrative Officer of the TJX Companies, Inc.	64	2014		Audit; Management Development and Compensation

P.W. “Bill” Parker Former Vice Chairman and Chief Risk Officer of U.S. Bancorp	66	2020		Nominating and Corporate Governance; Risk

Laurel J. Richie Former President of the Women’s National Basketball Association LLC	64	2015		Management Development and Compensation (Chair); Nominating and Corporate Governance

Ellen M. Zane Former President and CEO of Tufts Medical Center and Tufts Children’s Hospital	71	2019		Audit; Management Development and Compensation

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CORPORATE GOVERNANCE

ITEM 1—ELECTION OF DIRECTORS

The Board consists of 10 directors: our President and CEO, Brian D. Doubles, and nine directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Fernando Aguirre, Paget L. Alves, Kamila Chytil, Arthur W. Coviello, Jr., Roy A. Guthrie, Jeffrey G. Naylor, Bill Parker, Laurel J. Richie and Ellen M. Zane (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority of votes cast in uncontested elections. As discussed under Committees of the Board of Directors below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at each annual meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Each of the 10 director nominees (the “Director Nominees”) listed on the following pages is currently a director of the Company.

The following biographies describe the business experience of each Director Nominee. Following the biographical information for each Director Nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the Director Nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the Director Nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the Director Nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute Director Nominees as the Board may nominate.

THE BOARD RECOMMENDS A VOTE FOR the following nominees for election as directors.

2023 ANNUAL MEETING AND PROXY STATEMENT / 19

BRIAN D. DOUBLES

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Name and present position, if any, with the Company

Mr. Doubles, 47, has been our CEO and a director since April 2021 and our President since May 2019. He has also been a member of the board of directors of Synchrony Bank (the "Bank") since 2009. Mr. Doubles previously served as our Executive Vice President and CFO from February 2014 to April 2019. Prior to Synchrony's founding, Mr. Doubles served in various roles of increasing responsibility and management at the General Electric Company ("GE"). Mr. Doubles is a member of the Business Roundtable and Bank Policy Institute. Mr. Doubles received a B.S. in Engineering from Michigan State University.

We believe that Mr. Doubles should serve as a member of the Board due to his extensive experience in the retail finance business, his risk expertise, and the perspective he brings as our President and CEO.

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Aguirre, 65, has been a director since July 2019. He served as President and CEO of Chiquita Brands International, Inc. from January 2004 to October 2012 and also served as Chairman from May 2004 to October 2012. Prior to that, Mr. Aguirre held various global marketing and management roles at Procter & Gamble from 1980 to 2004. Mr. Aguirre is currently on the boards of directors of CVS Health, a publicly-traded American healthcare company that owns CVS Pharmacy, CVS Caremark, and Aetna; and Barry Callebaut, a publicly-traded company which is one of the world’s largest cocoa processors and chocolate manufacturers. He previously served on other boards including Aetna, Inc., Coca-Cola Enterprises, and Levi Strauss & Co. Mr. Aguirre is currently the Owner & CEO of the Erie SeaWolves Minor League Baseball team, the double AA affiliate of the Detroit Tigers. He also owns a minority stake in the Myrtle Beach Pelicans, a low A affiliate of the Chicago Cubs. A native of Mexico, Mr. Aguirre is a prominent figure in the Hispanic community, recognized as one of the 100 Influentials by Hispanic Business Magazine and honored with the Hispanic Heritage Leadership Award by the NFL. Mr. Aguirre received a B.S. from Southern Illinois University Edwardsville.

We believe that Mr. Aguirre should serve as a member of the Board due to his significant knowledge and experience in the areas of leadership, strategy, digital marketing, branding, and communications, as well as his extensive experience as chair and CEO of a large publicly-traded company and as a director of other publicly-traded companies.

Mr. Alves, 68, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the Board of Directors of the Bank since January 2017. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group from 2009 to 2012. Prior thereto, Mr. Alves held various positions at Sprint Corporation, including President, Sales and Distribution, from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets, from 2003 to 2005. Between 2002 and 2003, he served as President and Chief Operating Officer of Centennial Communications Corporation and from 2000 to 2001 served as President and CEO of PointOne Telecommunications, Inc. Mr. Alves currently serves on the boards of directors of Assurant, Inc., a publicly-traded global provider of risk management products and services; and Yum! Brands, Inc., a publicly-traded company that develops, operates, franchises, and licenses a system of quick-service restaurants. Mr. Alves also serves on two private company boards: Sorenson Communications (Chairman) and Ariel Alternatives. Mr. Alves served on the board of International Game Technology PLC, a manufacturer and distributor of microprocessor-based gaming and video lottery products and software systems from 2015 to 2020. He previously served on the boards of directors of GTECH Holdings Corporation from 2005 to 2006, Herman Miller, Inc. from 2008 to 2010 and International Game Technology Inc. from 2010 to 2015. In 2017 and 2021, Savoy magazine recognized Mr. Alves among Savoy’s Most Influential Black Corporate Directors. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

We believe that Mr. Alves should serve as a member of the Board due to his executive management and leadership experience, including leadership roles with technology companies, his extensive background in sales, his financial expertise and his experience with strategic and business development. He also has experience with strategic corporate transactions, including mergers and acquisitions. The Board has determined that Mr. Alves qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K.

2023 ANNUAL MEETING AND PROXY STATEMENT / 21

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Ms. Chytil, 43, has been a director since April 2022. Ms. Chytil has been the Chief Operating Officer of DentaQuest LLC, a private equity backed oral health care company, since March 2021. From October 2019 to March 2021, she served as the Chief Operating Officer of MoneyGram International, a public crossborder P2P payments and money transfer company. From May 2016 to October 2019, she served as MoneyGram’s Chief Global Operations Officer, and from May 2015 to May 2016 as its Senior Vice President of Key Partnerships and Payments. From August 2004 to March 2015, Ms. Chytil held various positions of increasing responsibility at FIS, a Financial Technology (FinTech) corporation that offers a wide range of financial products and services. At FIS, she served in multiple risk management, analytics, and operational roles, including Senior Vice President and General Manager of Retail Payments, focusing on traditional financial services as well as retail and underbanked focused financial products. From January 2003 to August 2004, she served as a Business Analyst at Danka Office Imaging Company and from May 2000 to January 2003 she served as an Account Manager at Capital One Financial Corporation. Ms. Chytil served as a board member for MoneyGram Foundation from 2019 to 2021; MoneyGram Poland from 2016 to 2021; and MoneyGram Payment Systems, Inc. from 2017 to 2021. In 2020, Ms. Chytil contributed to multiple articles on digital transformation in Forbes FinTech. In 2016 she was voted Woman of the Year in Business, Poland; and in 2017, she was awarded the Dallas Business Journal 40 under 40 award and she was chosen by PaymentSource as 1 of 25 Most Influential Women in Payments. Ms. Chytil earned a B.S. in International Business and Finance from the University of Tampa and an M.B.A. from the University of Florida.

We believe that Ms. Chytil should serve as a member of the Board due to her executive management and leadership experience, and her extensive background in consumer finance, technology and operations. The Board has determined that Ms. Chytil qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Mr. Coviello, 69, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the Board of Directors of the Bank since January 2017. Since 2015 he has been an independent cyber security consultant and since July has served as a Managing Partner of Syn Ventures, a venture capital firm specializing in investing in cyber security companies. He served as Executive Vice President of EMC Corporation, an IT infrastructure company, and Executive Chairman of RSA Security, Inc. (“RSA”), the Security Division of EMC Corporation and a provider of security, risk and compliance solutions, from 2011 to 2015, after serving as Executive Vice President and President of RSA from 2006 to 2011. Prior thereto, Mr. Coviello held various executive positions at RSA, including President and CEO from 2000 to 2006, and President from 1999 to 2000. Prior to RSA, he had extensive financial and operating management expertise in several technology companies. Mr. Coviello currently serves on the boards of directors of Tenable Holdings, Inc., a publicly-traded provider of Cyber Exposure solutions, which is a discipline for managing and measuring cyber security risk; and three private software companies, Oomnitza, Inc., Phosphorous Security Inc, and RegScale, Inc. Mr. Coviello previously served on the boards of directors of public companies: Epiphany Technology Acquisition Corp., EnerNOC, Inc., and Gigamon, Inc. He received a B.B.A. in Accounting from the University of Massachusetts, Amherst.

We believe that Mr. Coviello should serve as a member of the Board due to his leadership experience, including as CEO of a publicly-traded company, his extensive financial expertise and accounting background and his considerable experience in technology and cyber security.

22 / 2023 ANNUAL MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Guthrie, 69, joined our Board and the Board of Directors of the Bank in connection with our IPO in July 2014. From October 2017 to September 2018, Mr. Guthrie served as CEO of Renovate America, Inc., a privately owned financial services company. From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as CFO of Discover Financial Services, Inc., a direct banking and payments company. From September 2000 to July 2004, he served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the boards of directors of Mr. Cooper Group, Inc., a publicly-traded originator and servicer of real estate mortgage loans; and OneMain Holdings, Inc., a publicly-traded financial services company. He previously served on the boards of directors of Cascade Acquisition Corporation, LifeLock, Inc. and Garrison Capital Inc. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience, including as CFO of two publicly-traded companies and as a director of other publicly-traded companies, financial expertise and accounting background, risk management experience and extensive experience in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.

Mr. Naylor, 64, was appointed non-executive Chair of the Board in April 2023. Mr. Naylor previously served as Lead Independent Director of the Board from April 2021 to April 2023. He joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and CAO of the TJX Companies, Inc.; from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer; from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; and from February 2004 to September 2006, he served as its CFO. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor serves on the boards of directors of two public companies: Dollar Tree, Inc., an operator of discount variety stores; and Wayfair, Inc., an e-commerce retailer of home furnishings and decor. Mr. Naylor received a B.A. in Economics and Political Science from Northwestern University and an M.B.A. from the J.L. Kellogg Graduate School of Management.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, including as CFO of a publicly-traded company and as a director of other publicly-traded companies, his extensive financial expertise and accounting background, and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries. The Board has determined that Mr. Naylor qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

2023 ANNUAL MEETING AND PROXY STATEMENT / 23

CORPORATE GOVERNANCE

24 / 2023 ANNUAL MEETING AND PROXY STATEMENT

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Parker, 66, has been a director since July 2020. Mr. Parker served as Vice Chairman and Chief Risk Officer of U.S. Bancorp from December 2013 to September 2018. From October 2007 until December 2013 he served as Executive Vice President and Chief Credit Officer of U.S. Bancorp. From March 2005 until October 2007, he served as Executive Vice President of Credit Portfolio Management of U.S. Bancorp, having served as Senior Vice President of Credit Portfolio Management of U.S. Bancorp since January 2002. Mr. Parker served on the board of directors of U.S. Bank National Association from January 2011 to October 2018. Mr. Parker received a B.A. from Amherst College and an M.B.A. from the Tuck School of Business at Dartmouth.

We believe that Mr. Parker should serve as a member of the Board due to his leadership experience, and his extensive background in risk management and deep expertise in credit.

Ms. Richie, 64, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. Ms. Richie served as President of the Women’s National Basketball Association LLC, a professional sports league, from 2011 to 2015. From 2016 to 2018, Ms. Richie served as a brand consultant for Teach For America, and from 2008 to 2011, Ms. Richie served as Chief Marketing Officer of Girl Scouts of the United States of America. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and member of the agency’s Operating and Diversity Advisory Boards. Ms. Richie is currently engaged by several Fortune 100 companies to advise c-suite executives on matters of personal leadership and corporate culture. Ms. Richie serves on the boards of directors of two public companies: Bright Horizons, a publicly-traded provider of high-quality childcare and early education; and Hasbro, a publicly-traded global play and entertainment company committed to Creating the World’s Best Play and Entertainment Experiences. She also serves as an independent director at SeatGeek, a closely held private corporation. Ms. Richie has been recognized as one of the 25 Most Influential Women in Business by The Network Journal, one of the Most Influential African Americans in Sports by Black Enterprise and one of the Most Influential Black Corporate Directors by Savoy magazine. She is the recipient of numerous awards including Sports Business Journal’s Game Changer Award and Ebony magazine’s Outstanding Women in Marketing and Communications Award. Ms. Richie received a B.A. in Policy Studies from Dartmouth College. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and her alma mater where she served as Chair of the Board from 2017 to 2021.

We believe that Ms. Richie should serve as a member of the Board due to her executive management and leadership experience and her considerable experience in communications and marketing.

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Ms. Zane, 71, has been a director since February 2019 and was a non-voting Board observer from October 2018 to February 2019. She currently serves as CEO Emeritus at Tufts Medical Center and Tufts Children’s Hospital, and from 2004 to 2011, she served as its President and CEO. From 1994 to 2004, Ms. Zane served as Network President for Mass General Brigham (formerly Partners Healthcare System), a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as the CEO of Quincy Hospital. Ms. Zane serves on the boards of directors of Boston Scientific Corporation, a publicly-traded manufacturer of medical devices; Azenta Life Sciences (formerly Brooks Automation), a publicly-traded provider of biostorage and life sciences company; and Haemonetics Corporation, a publicly-traded global medical device company and provider of blood and plasma supplies and services. Ms. Zane received a Bachelor of Arts from George Washington University and a Master of Arts from Catholic University of America. She has an Advanced Professional Director Certification from the American College of Corporate Directors and she holds the following honorary degrees: Doctorate of Humane Letters from University of Massachusetts—Dartmouth; Doctorate of Commercial Science from Bentley University; Doctorate of Business Administration from Stonehill College; and Doctorate of Humane Letters from Curry College.

We believe that Ms. Zane should serve as a member of the Board due to her executive experience in the healthcare industry, including as the CEO of a large medical center, in addition to her financial expertise and substantial experience as a director at other public companies. The Board has determined that Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

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CORPORATE GOVERNANCE

QUALIFICATIONS OF DIRECTORS

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. The Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers each candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.

Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

PROCESS FOR REVIEWING, IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2024 Annual Meeting of Stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information—Stockholder Proposals for the 2024 Annual Meeting.”

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board consist of the Audit Committee, the Nominating and Corporate Governance Committee, the MDCC, the Risk Committee, and the Technology Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2022

Audit	Mr. Alves (Chair)	• Selecting, evaluating, compensating and overseeing the independent registered public accounting firm	11

	Ms. Chytil Mr. Naylor Ms. Zane

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

•  Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response

		• Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)

•  Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures

		• Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management

•  In conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for credit losses

		• Approving audit and non-audit services provided by the independent registered public accounting firm

•  Meeting with management and the independent registered public accounting firm to review and discuss our financial statements, any critical audit matters (CAMs) and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements

		• Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the Chief Audit Executive

		• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls

		• Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board) and related processes and programs

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CORPORATE GOVERNANCE

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2022

Nominating and Corporate Governance	Mr. Aguirre (Chair) Mr. Alves Mr. Parker Ms. Richie

•  Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees, as well as candidates’ ability to contribute to the diversity of the Board

•  Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting

•  Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees

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• Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors

• Annually reviewing director compensation and benefits

•  Developing and recommending to the Board for its approval an annual self- evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees

•  Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under SEC rules and annually reviewing the use and effectiveness of such policy

• Reviewing our policies and procedures with respect to political spending

• Reviewing actions in furtherance of our corporate, environmental and social responsibility

• Reviewing and resolving any conflicts of interest involving directors or executive officers

• Overseeing the risks, if any, related to our corporate governance structure and practices

• Overseeing and discussing with management the risks, if any, related to our environmental and social responsibility actions and public policy initiatives

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2022

Management Development and Compensation	Ms. Richie (Chair) Mr. Aguirre Mr. Naylor	• Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process • Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation	7

Ms. Zane

•  Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO

•  Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation

• Reviewing and overseeing equity incentive plans and other stock-based plans

•  Assisting our Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession for key executives, corporate culture, diversity and employment practices

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CORPORATE GOVERNANCE

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2022

Risk	Mr. Guthrie (Chair) Mr. Coviello Mr. Parker

•  Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational (including cyber security), compliance and strategic risks

•  Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks

•  Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks

7

• Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies

• Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

•  Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events

•  Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for credit losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes and our annual capital plan and the Bank’s resolution plan

• Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite

• Reviewing the status of financial services regulatory examinations • Reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function

• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO

• Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2022

Technology	Mr. Coviello (Chair) Ms. Chytil Mr. Guthrie	• Reviewing the Company’s approach to technology-related innovation, including the Company’s competitive position and relevant trends in technology and innovation • Reviewing the technology development process to assure ongoing business growth • Providing a forum for dialogue on existing and emerging technologies which present opportunities or threats to the Company’s strategic agenda	6

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CORPORATE GOVERNANCE

AUDIT COMMITTEE

The Board has determined that each of Mr. Alves, Ms. Chytil, Mr. Naylor and Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

Each of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane qualifies as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act).

BOARD LEADERSHIP STRUCTURE

Our Board’s dedication to strong governance and regular evaluation of Board and executive leadership and succession supported our most recent Board leadership transition in April 2023. At that time, as part of a planned succession process, Margaret Keane retired as Executive Chair, and Jeffrey Naylor was appointed non-executive Chair of our Board. Mr. Naylor has served as an independent director on our Board since 2014, and served as Lead Independent Director of our Board since April 2021. During her time with Synchrony, Ms. Keane helped lead our journey to become an independent company and guided the Company through times of prosperity, challenge and growth. Her contributions helped establish Synchrony as a thriving and growing company living its values every day.

We believe that having an independent director serve as the non-executive Chair of the Board is in the best interests of our stockholders. The separation of roles allows our Chair to focus on the organization and effectiveness of the Board. At the same time, it allows our CEO to focus on executing our strategy and managing our operations, performance and risks.

BOARD OF DIRECTORS’ ROLE

IN RISK OVERSIGHT

We manage enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the President and CEO, the CFO, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of the risk management program, and the three other board committees have other oversight roles with respect to risk management within their respective oversight areas. Several management committees and subcommittees have important roles and responsibilities in administering the risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our risk management philosophy. The CRO manages our risk management team and is responsible for establishing and implementing standards for the identification, management, measurement, monitoring and reporting of risk on an enterprise-wide basis. The CRO regularly reports to the Board of Directors and the Risk Committee on risk management matters. The enterprise risk management philosophy is to ensure that all relevant risks are appropriately identified, measured, monitored and controlled. The approach in executing this philosophy focuses on leveraging risk expertise to drive enterprise risk management using a strong

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CORPORATE GOVERNANCE

governance framework structure, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including the Board, various Board and management committees and senior management. The corporate culture and values, in conjunction with the risk management accountability incorporated into the integrated Enterprise Risk Government Framework, which includes a governance structure and three distinct “Lines of Defense” (as further described below), has facilitated, and will continue to facilitate, the evolution of an effective risk management presence across the Company.

The “First Line of Defense” is comprised of the business areas whose day-to-day activities involve decision-making and associated risk taking for the Company. As the business owner, the first line is responsible for identifying, assessing, managing and controlling that risk, and for mitigating our overall risk exposure. The first line formulates strategy and operates within the risk appetite and risk governance framework. The “Second Line of Defense,” also known as the independent risk management organization, provides oversight of first line risk taking and management. The second line assists in determining risk capacity, risk appetite, and the strategies, policies and structure for managing risks. The second line owns the risk governance framework. The “Third Line of Defense” is comprised of Internal Audit. The third line provides independent and objective assurance to senior management and to the Board and Audit Committee that first and second line risk management and internal control systems and its governance processes are well-designed and working as intended.

ATTENDANCE AT MEETINGS

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.

In 2022, the Board held eight meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served). All directors attended the 2022 Annual Meeting of Stockholders.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Chair of the Board, Mr. Naylor, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301.

All communications directed to the Board, the Chair of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the General Counsel and the Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and the Chief Compliance Officer. The Chair of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel or the Chief Compliance Officer believes may be credible, and after consultation with the Chair of the Board, such communication may be reported to the other members of the Board or to a committee of the Board.

2023 ANNUAL MEETING AND PROXY STATEMENT / 31

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumés and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” If we make any substantive amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

GOVERNANCE PRINCIPLES

Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.”

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s MDCC are Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane. None of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane was, during 2022 or previously, an officer or employee of the Company or any of its subsidiaries. During 2022, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

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COMPENSATION MATTERS

ITEM 2—ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 33-67 (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.

WE ASK FOR YOUR ADVISORY APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 33-67.”

THE BOARD RECOMMENDS A VOTE FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

    2023 ANNUAL MEETING AND PROXY STATEMENT / 33

COMPENSATION MATTERS

MANAGEMENT

The following table sets forth certain information concerning our current and former (as applicable) executive officers (other than Mr. Doubles): Alberto Casellas, Curtis Howse, Carol Juel, David P. Melito, Jonathan S. Mothner, Maran Nalluswami, Thomas M. Quindlen, Bart Schaller, Brian J. Wenzel, Sr. and Paul Whynott. For information concerning Mr. Doubles, see “Corporate Governance—Election of Directors.”

NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

Alberto Casellas Executive Vice President and CEO— Health & Wellness	Mr. Casellas, 56, has been the Executive Vice President and CEO of our Health & Wellness platform since June 2021. Prior to that he served as CEO of Synchrony’s CareCredit platform from January 2019 to June 2021. He previously served as our Executive Vice President and Chief Customer Engagement Officer from November 2016 to December 2018 and as our Senior Vice President, Retail Card Client Initiatives Group from March 2014 to November 2016. Mr. Casellas joined GE in 1990 and held various leadership roles of increasing responsibility in sales, operations, and P&L including Vice President & General Manager, Retail Card Portfolios, leading several client relationships out of the San Francisco Bay Area from 2004 to 2014; Site Operations Leader in Charlotte, NC under GE Capital’s Consumer Finance from 2002 to 2004; Leader of the e-Business initiative for GE Structured Services from 1999 to 2002; and General Manager, GE Supply South America Operations in Sao Paulo, Brazil and Buenos Aires, Argentina from 1997 to 1999. Mr. Casellas serves on the Board of Directors of Domus Kids, a Stamford, CT non-profit organization that helps thousands of the Stamford area’s most vulnerable youth experience success. He is also the Executive Sponsor of Synchrony’s Hispanic Network. Mr. Casellas received a B.A. in Economics from Yale University.

Margaret Keane Former Executive Chair	Ms. Keane, 63, served as Executive Chair of the Board from April 2021 to April 2023. Ms. Keane served as our CEO from February 2014 to March 2021 and our President from February 2014 to May 2019. She previously served as CEO and President of the North American retail finance business of the GE from April 2011 to February 2014. She has also been a member of the Board since 2013 and a member of the Board of the Bank since 2009. From June 2004 to April 2011, Ms. Keane served as President and CEO of the Retail Card platform of GE’s North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE’s North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GE Capital Corporation (“GECC”). From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC’s Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane serves on the Board of Directors of The Allstate Corporation, a publicly-held personal lines insurer. She also serves on the board of CISIVE, a privately held company. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John’s University.

Curtis Howse Executive Vice President and CEO—Home & Auto	Mr. Howse, 59, has been our Executive Vice President and CEO of our Home & Auto platform since June 2021. Mr. Howse served as the Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer from January 2021 to May 2021. Prior to this role, Mr. Howse led Synchrony’s Direct to Consumer efforts from October 2018 to December 2020 and was Senior Vice President and General Manager of the Diversified Client Group at Synchrony from April 2011 to September 2018. Before Synchrony’s separation from GE in 2015, Mr. Howse held roles in operations, business development and client development at GE Consumer Finance, and led various business divisions in the U.S., Argentina, Brazil, Canada and Mexico. Mr. Howse received a bachelor’s degree in computer information systems from DeVry University.

Carol Juel Executive Vice President, Chief Technology and Operating Officer	Ms. Juel, 50, has been our Executive Vice President, Chief Technology & Operating Officer of Synchrony since June 2021. She served as our Executive Vice President & Synchrony’s Chief Information Officer from July 2014 to May 2021. Prior to Synchrony’s separation from GE, Ms. Juel served as Chief Information Officer of GE Capital Retail Finance from November 2011 to June 2014. In her tenure with GE, she held a variety of senior technology leadership roles in governance, security, business development, digital and marketing from May 2004 to October 2011. Before joining GE, Carol was a technology consultant at Accenture from August 1995 to April 2004. Ms. Juel serves as the executive sponsor of Synchrony’s Women’s Network. She currently serves on the board of Brighthouse Financial and is board chair of Girls Who Code, a nonprofit helping to close the gender gap in technology. She is a member of the Advisory Board for the School of Engineering at the University of Connecticut, a member of the CNBC Technology Executive Council and a member of the Fast Company Impact Council. Ms. Juel was honored by American Banker as a Most Powerful Woman in Banking Standout in 2021, by the National Diversity Council as one of the Most Powerful Women in Technology in 2021, by ORBIE as the 2019 CIO of the Year and was named one of the most “Influential Women in Payments” by PaymentsSource in 2016 and 2017. Ms. Juel earned a bachelor’s degree from the College of the Holy Cross.

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COMPENSATION MATTERS

NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

David P. Melito Senior Vice President, Chief Accounting Officer and Controller	Mr. Melito, 57, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014. Prior to this role, he served as Controller for GE’s North American retail finance business from March 2009 to January 2014. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito received a B.A. in Accounting from Queens College, City University of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Jonathan S. Mothner Executive Vice President, General Counsel and Secretary	Mr. Mothner, 59, has been our Executive Vice President, General Counsel and Secretary since February 2014. Mr. Mothner served as General Counsel for GE’s North American retail finance business from January 2009 to January 2014 and the Bank from September 2011 to January 2014. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

Maran Nalluswami Executive Vice President and CEO—Diversified & Value and Lifestyle	Mr. Nalluswami, 46, has been our Executive Vice President and CEO of our Diversified & Value and Lifestyle platforms and Business Development since January 2023. From June 2021 to January 2023, Mr. Nalluswami served as Senior Vice President of our Diversified & Value platform. Prior to that, he served as Senior Vice President and General Manager of the Sam’s Club relationship from October 2017 to June 2021 and Senior Vice President and General Manager of Synchrony’s Payment Solutions Lifestyle Markets from April 2016 to October 2017. Mr. Nalluswami served in various roles of increasing responsibility at GE Capital from 1999-2016, including sales, audit, marketing and finance. Mr. Nalluswami received a Bachelor of Engineering from the University of Maryland College Park in 1999.

Thomas M. Quindlen Former Executive Vice President and CEO— Diversified & Value and Lifestyle	Mr. Quindlen, 60, retired on December 31, 2022. Prior to that he had been our Executive Vice President and CEO of our Diversified & Value and Lifestyle platforms since June 2021. Prior to that he served as Executive Vice President and CEO of Synchrony’s Retail Card platform from February 2014 to June 2021 and as Vice President of the Retail Card platform for GE’s North American retail finance business from December 2013 to January 2014. From January 2009 to December 2013, Mr. Quindlen served as Vice President and CEO of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and CCO of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and CEO of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.

Bart Schaller Executive Vice President and CEO—Digital	Mr. Schaller, 54, has been our Executive Vice President and Chief Executive Officer of our Digital platform since June 2021. Prior to this role, Mr. Schaller was the Chief Marketing Officer of Synchrony from May of 2016 to June of 2021. From March of 2014 to May 2016, he led Synchrony’s Business Development team where he oversaw new partner programs, sales activities, strategic investments, and mergers and acquisitions opportunities, including Synchrony’s corporate venture team. Prior to Synchrony’s separation from GE, Mr. Schaller was Vice President and General Manager for GE Retail Consumer Finance from February of 2005 to March of 2014. Mr. Schaller is an executive sponsor of Synchrony’s People with Disabilities Network, one of eight Synchrony diversity networks that promote diversity and inclusion throughout the company. Mr. Schaller earned a bachelor’s degree in business administration from Southern Methodist University, where he serves on the Cox School of Business Alumni Board.

Brian J. Wenzel, Sr. Executive Vice President, Chief Financial Officer	Mr. Wenzel, 55, has been our Chief Financial Officer since May 2019. Prior to that he served as SVP and Deputy Chief Financial Officer from April 2018 to April 2019 and as Chief Financial Officer for our Retail Card platform from September 1998 to April 2018. Earlier in his career, Mr. Wenzel held Chief Financial Officer roles in Business Development, Growth & Investments for Synchrony and for GE’s Treasury & Global Funding Operation. He was also an Assistant Controller for GE’s Consumer North American Finance Business. Prior to GE, Mr. Wenzel worked at PricewaterhouseCoopers from 1989 to 1993 and held various roles in a start-up healthcare venture from 1993 to 1998. Mr. Wenzel received a B.S. from Marist College and is a CPA.

Paul Whynott Executive Vice President, Chief Risk Officer	Mr. Whynott, 52, has been our Executive Vice President and Chief Risk Officer since April 2017. From May 2014 to April 2017, Mr. Whynott served as our Executive Vice President and Chief Regulatory Officer. Prior to joining Synchrony Financial, Mr. Whynott served as Senior Supervisory Officer, Financial Institution Supervision Group at the Federal Reserve Bank of New York from April 2011 to May 2014 and he held various leadership positions of increasing responsibility from August 1992 to May 2014. He is also the Executive Sponsor of Synchrony’s Pride+ Network. Mr. Whynott received a B.A. in Economics from Connecticut College and an M.B.A. in Finance from the Columbia School of Business, Columbia University.

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COMPENSATION MATTERS

COMPENSATION

DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

As the economy continued to recover from the pandemic, faced supply chain challenges, and experienced high levels of inflation, Synchrony performed well and drove significant growth through expansion of our product offerings and capabilities, broad distribution, improved efficiency and customer experiences, and balance sheet strength – all while maintaining a sound risk culture, continuing to focus on EDIC including supporting our employees and the communities in which we serve and live. Our 2022 performance outpaced expectations on nearly all fronts with record purchase volume of $180 billion, a 15% increase in loan receivables to $92.5 billion and our second highest diluted earnings per share since our IPO of $6.15. We delivered these financial results while improving our already strong culture as demonstrated in our rise in the Great Place to Work® ranking from #25 in 2022 to the Top 20 in 2023 in the United States, from #2 in 2022 to #1 in 2023 in the Philippines, and ranking #19 in India in 2022.

GROWTH

In 2022, Synchrony achieved double digit growth in loan receivables across four of our five sales platforms and high single digit in one platform. This was made possible through several initiatives, including new products and capabilities, expanded distribution channels and signing or renewing over 80 partnerships. Key metrics that demonstrated our growth in 2022 include:

•	30+ new partnerships

•	50+ partnership renewals, including Lowe’s

•	~24 million new accounts

•	9% increase in purchase volume to $180 billion

•	15% increase in loan receivables to $92.5 billion

PRODUCTS AND CAPABILITIES

Synchrony Pay Later solutions (formerly SetPay) – this suite of installment loan products helps consumers and our partners by providing financing over time as an alternative to traditional credit card financing. Fixed payment schedules build trust with customers by demonstrating our commitment to helping consumers manage their finances. These fixed pay offerings represent another financial tool that we can offer to qualifying customers, while also driving incremental sales to our partners and providers.

Pre-Qualification – through a digital pre-qualification process that leverages Synchrony’s proprietary credit decisioning engine (PRISM), consumers have the ability to avoid hard credit inquiries and shop with confidence. As this capability is introduced to more of our customers, allowing for seamless access to our credit products, we are seeing this contribute to both higher new accounts and sales at our partners.

DISTRIBUTION

Strategic Partnerships – we launched several strategic partnerships over the last year to scale our products more quickly by expanding our distribution channels and broadening customer access to our comprehensive product suite. We integrated with point-of-sale and business management platforms like Clover, and health and wellness practice management solutions like Sycle. Through these channels Synchrony has added hundreds of thousands of small business locations and several thousand provider locations through whom we can seamlessly and responsibly offer access to our flexible financing.

Synchrony Mastercard – by offering our direct-to-consumer credit card to more consumers, loan receivables associated with the Synchrony Mastercard were up 17% in 2022.

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OMPENSATION MATTERS

EFFICIENCY AND CUSTOMER EXPERIENCE

Customer Experience and Digital Strategy – through multiple improvements in Synchrony’s technological capabilities, 5 million calls moved to digital channels compared to prior year; in addition we also launched our new cardholder service platform across many of our largest portfolios which offers customers the ability to service their accounts in one dashboard and enable a broad suite of account notifications across every aspect of the credit lifecycle, continuing to enhance the customer’s experience within our partner’s brands. With the improved digital experience across accountholders, we experienced double-digit improvement in net promoter scores compared to our previous account management site.

Cost Efficiencies – during 2022 we maintained a disciplined focus on expenses, which included efficiencies such as our operations technologies which allowed for flat operational headcount while average active accounts grew 1.9%; an increase to 54% e-bill adoption by customers; and our physical site strategy actions resulting in go-forward additional cost savings of over $10 million annually. The combined impacts of our cost discipline, the inherent operating leverage in our highly scalable model, and strong revenue growth continued to drive improvement in Synchrony’s industry leading efficiency ratio of 37.2%.

BALANCE SHEET

Funding – deposit balances grew by over $9 billion in a competitive funding environment, launched new deposit products including affiliate savings product with PayPal, and two new CD product offerings.

Capital – the Company returned $3.8 billion to shareholders including a 5% increase in dividends and $3.3 billion of share repurchases – reducing common shares outstanding by 90.7 million shares, or 17%.

SOUND RISK CULTURE

At Synchrony, we promote and value a sound risk culture which results in (i) better risk management that allows us to identify, assess, and mitigate risks more efficiently; (ii) improved compliance that helps us to adhere to relevant laws, regulations and ethical standards; (iii) better decision-making by encouraging open and honest communication; (iv) a stronger reputation which helps retain customers, employees, and investors; and (v) increased employee engagement by valuing transparency, accountability, and collaboration helping to reduce turnover.

In addition to day-in-day-out risk oversight of the business, the Company continued to adhere to a rigorous annual process that reviews (i) the behaviors and risk-based outcomes of our leaders and (ii) incentive programs individuals or groups of individuals who could, together, put the Company at risk. Both of these processes and associated results are reviewed with the Board and confirmed a strong risk culture at Synchrony, evidenced in part, by an independent third party risk assessment of our Company annual incentive plan that highlighted no concerns and an internal process that distills a company-wide set of risk events, to issues being investigated, to adverse risk outcomes that are discussed after root causes are identified and appropriate actions are taken.

EQUITY, DIVERSITY, INCLUSION, AND CITIZENSHIP

Pay Equity – since 2018, Synchrony has hired an independent third party to analyze pay equity for all employees. In 2022, Synchrony continued our annual practice of reviewing the Company’s pay equity for all employees globally, including base pay, cash incentive plans, and stock-based compensation. The third party analysis in 2022 stated “the base pay gap is at an all-time low and the U.S. gap is effectively eliminated.” The combined results of the pay equity analysis and our investment of more than $5 million over the past five years underpin our goal of 100% pay equity for employees across genders globally and across racial/ ethnic groups in the United States as well as our commitment to improve Synchrony’s compensation processes to better support equity. Synchrony is committed to continuing our global pay equity analysis and disclosing the results each year.

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OMPENSATION MATTERS

New Way of Working – realizing that employees have diverse needs and to help all employees feel included in Synchrony’s culture, the Company continues to provide flexibility on where employees work. Feedback from our workforce and externally by potential employees wanting to work at an inclusive culture has been tremendous. Turnover remains reasonable, applicant pools have jumped by 30% compared to pre-pandemic levels and business results continue to improve in spite of difficult economic conditions.

Inclusive Culture – at Synchrony, we believe a strong employee culture that supports EDIC bolsters business results by:

•	Attracting and retaining top talent: A positive employee culture attracts job seekers who are looking for a supportive and engaging workplace. This has helped mitigate turnover and improve employee retention.

•	Boosting employee morale and engagement: A supportive work environment can increase employee morale and engagement, leading to higher productivity and better job performance.

•	Improving teamwork and collaboration: A positive employee culture fosters collaboration and teamwork, which can lead to better problem-solving, more efficient decision-making, and improved results.

•	Building a positive company reputation: A strong employee culture can enhance a company’s reputation and help attract better talent, new customers, investors, and business partners.

Since 2016, Synchrony has asked employees for anonymous feedback on our culture through an annual survey and open-ended questions performed by an independent third party – Great Place to Work.® In that time, we have steadily improved our ranking to the top 20 in 2023 in the United States and continue to strive to improve the culture at Synchrony by reviewing feedback, asking employees for detailed examples and addressing employee needs.

Diversity – additionally, our ability to cultivate and sustain a diverse workforce that reflects our customers and communities we serve continues to be a factor used by our Board in determining bonus funding for more than 4,500 leaders across the Company. This focus has resulted in year over year improvement in diverse demographics by increasing representation of Blacks and Hispanics across leadership in the United States and increasing the number of females in leadership roles globally. As of December 2022, our workforce in the United States comprised 47% non-white, including 20% Black, 16% Hispanic, 7% Asian and globally, 61% female.

Synchrony has made EDIC a continued priority and a strategic imperative for the Company by tying these values to our annual incentive plan and by creating a culture that enables every colleague to be their complete, authentic self – evidenced by our Great Place to Work® ranking, pay equity results, low turnover, and large candidate pools for open positions.

SUPPORTING OUR COMMUNITIES

Over the last four years, Synchrony’s community development lending and investment activities totaled more than $1.6 billion. In 2022, Synchrony continued to support our communities in a variety of ways including (i) supplier diversity; (ii) financial education; (iii) skills and career development; and (iv) investment in diverse startups. Synchrony was recognized for the fourth year in a row on JUST Capital’s Top 100 list of America’s Most Just Companies.

•	Supplier Diversity – Our increased efforts to support diverse suppliers have increased diverse representation in companies included in our RFPs. In 2022, we achieved a 200% increase from prior year in the number of diverse suppliers included in RFPs. Of the diverse suppliers included in RFPs, nearly 80% were selected to do business with Synchrony. As a result, we ended 2022 with our diverse supplier spend increasing by 31% from 2021.

•	Financial Education and Inclusion – Synchrony participates in Project REACh – Roundtable for Economic Access and Change – as a member on the steering committee of the Alternative Credit Assessment Utility Workstream, one of four workstreams under Project REACh, working to improve credit availability and consumer financial literacy for underserved communities, individuals and small businesses. In 2022, Synchrony began utilizing bank and deposit account data made available through Project REACh to extend credit to the “credit invisible” population — consumers who have no record at the credit bureau or no trade lines at the credit bureau.

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COMPENSATION MATTERS

•	Skilling and Career Development – Synchrony supports multiple partnerships with nonprofit organizations already on the front lines of bringing education, skills training and career placement to the underserved in their communities including Latinx Executive Alliance, The Mom Project, AfroTech, and The Great Transformation organizations. In the past two years, we have invested $50 million in helping underrepresented groups acquire the skills, resources and training they need to advance their careers and livelihoods. Our new multi-million-dollar state- of-the-art Skills Academy holds a number of community programs focused on skilling and reskilling the local workforce.

•	Investment in Diverse Startups – Our Synchrony Ventures team has executed on opportunities to support our EDIC goals. In 2021, Synchrony Ventures committed $15 million in venture capital funds led by diverse partners with a track record of investing in minority-owned startups. Since our initial commitment, Synchrony has engaged with the partner funds to support their investment process and the growth of their portfolio companies. In 2022, Synchrony Ventures committed a further $5 million to support this strategy. In 2021, our Synchrony Ventures team committed up to $100 million towards opportunities spearheaded by Ariel Alternatives, a private equity subsidiary of Ariel Investments, LLC, whose mission is to scale sustainable minority-owned businesses and position these companies as leading suppliers to Fortune 500 companies. In 2023, Ariel Alternatives’ Project Black Fund, and Synchrony’s $100 million investment in this fund, was announced. Project Black invests in middle-market companies that are not currently minority owned, as well as existing Black- and Hispanic-owned businesses, providing capital, resources and minority executive talent. Under Project Black’s ownership, these companies are expected to be transformed into certified minority business enterprises of scale to fuel Fortune 500 vendor and supply chain diversity. Synchrony, along with other investors, plans to explore collaboration opportunities with portfolio company management teams to pursue growth strategies. We believe this strategic initiative will generate jobs, economic growth and equality within underrepresented populations from the entry level to the boardroom. This important initiative builds on Synchrony’s ongoing goal to treat equity, diversity and inclusion as a strategic business imperative and advance long-term progress across all areas of our business and communities.

SUPPORTING OUR EMPLOYEES

Based on feedback from employees, in 2022, we continued to invest in our people through enhancements in both mental and physical wellness, compensation, benefits, flexibility and career development. We maintained our support for employees to choose where and how they work best which allows our diverse workforce – with diverse needs – the ability to choose the option that works best for them and to reap the benefits of greater work/life balance.

We also continue to recognize the important role our associates play in driving our business forward. In 2022, Synchrony funded its performance plus bonus program for full-time, frontline hourly associates in our U.S. contact centers at $1,500, our highest ever payout, up from $1,200 in 2021 and $750 in 2020. In addition, in the first quarter of 2023, we paid a special one-time inflation bonus of $1,500 to our full-time non-exempt and other employees to help alleviate the impacts of inflation.

Some of the additional changes in 2022 to support employees include:

•	Financial Wellness – We implemented two new financial wellness programs for employees: (i) an educational financial website to help Synchrony employees sharpen their personal money management skills and make smart decisions about spending their money, building credit, saving for retirement, reducing debt and investing wisely; and (ii) Money Talks — a series featuring Synchrony employees sharing candid experiences about managing their money and tips on doing it well, or at least doing it better. To encourage involvement, we offered to make a $100 donation to each participant’s favorite eligible charity. We also continue to make free, relatable personal finance resources available on synchrony.com and synchronybank.com through our Money 360

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COMPENSATION MATTERS

program. Synchrony is proud to be the founding sponsor of Millie, a magazine dedicated to helping women achieve their financial goals. This platform is devoted to women and money—earning it, saving it, investing it, spending it and talking about it.

•	Maternity/Parental Leave – we increased our combined maternity and parental leave to an industry-leading 22 weeks of 100% paid leave; simplified the process of taking the leave by moving maternity leave from short-term disability to a Synchrony benefit; removed the waiting period for new employees; and allow employees to take their leave when they need it – any time within 12 months before or after the date of birth/adoption.

•	Sabbaticals – In 2022, we launched the Synchrony Sabbatical and Employee Balance program to let employees reduce their schedules or take anywhere from one to 12 months leave while retaining benefits. It’s part of our broader commitment to flexibility and investments in our people’s well-being. Employees receive a portion of their base salary during the time of the sabbatical to help cover benefits. We also have the Employee Balance Program, a temporary reduced schedule program (20 hours a week). Here too, employees can return to their regular schedule after the program ends without sacrificing benefits.

•	Well-Being Coaches – During the pandemic we expanded our well-being support for employees by adding dedicated coaches with diverse backgrounds that match our workforce. In 2022, we increased the number of dedicated coaches to 15 which allows for speedy access and even more varied backgrounds for employees to choose.

•	Gender Affirming Benefits – In 2022, we expanded our Gender Affirming coverage to include the most common and safe surgeries available. This is a special and unique benefit that Synchrony offers above and beyond what others in the industry currently provide.

•	Fertility and Family Planning – We enhanced our fertility benefit from a dollar amount to a more comprehensive and easy-to use fertility program that covers multiple paths to parenthood, including couples struggling with fertility, LGBTQ+ families, single parents by choice and singles/ couples who require donor tissue. The program includes three cycles of fertility treatment and covers cost from beginning to end.
•	Tuition Reimbursement – Synchrony has an industry leading tuition reimbursement program that provides up to $20,000 per year for full-time employees and $5,000 per year for part-time employees and up to $9,000 in reskilling education. It covers degrees relevant to their job as well as healthcare and education-related degree programs. In addition, Synchrony covers academic fees of up to $4,000 per year. In partnership with the Bright Horizons EdAssist program in 2022, Synchrony can now pay employees’ tuition directly through our Debt-Free Tuition option, offering no out-of-pocket cost.

BUSINESS AND FINANCIAL RESULTS

Our core strategy to drive sustainable growth at attractive risk-adjusted returns is founded on three primary objectives of (i) Grow our existing partners and win new partners; (ii) Diversify our programs, products and markets; and (iii) Deliver best-in-class customer experiences.

Focusing on these objectives, we delivered the following strategic commercial results in 2022:

•	Expanded and retained partners with 30+ new partner deals and 50+ partner renewals, including Lowe’s

•	Diversified credit programs, partners, and markets through both organic and acquired capabilities including expansion of Health & Wellness, partnerships with third party digital platforms that expand our reach with Clover and Epic Systems, and through Synchrony’s Pay Later solutions, including pay in 4 and pay monthly options.

•	Grew our customer base and purchase volume with approximately 24 million new accounts and over $180 billion in purchase volume (a company record).

We accomplished all these strategic commercial successes while maintaining strong financial performance. The Company continued to operate with a strong balance sheet through continued strength in our diversified funding strategy, including deposit balance growth of over $9 billion, and ending CET1 of 12.8%. With both commercial and financial success highlighted below, we believe the business has been performing well and has the foundation to sustain its performance into the future.

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COMPENSATION MATTERS

FISCAL YEAR 2022 FINANCIAL PERFORMANCE HIGHLIGHTS

• $3.0 billion in net earnings

• 3.1% return on assets

• $92.5 billion in loan receivables

• $3.8 billion in capital returned to shareholders

• $6.15 earnings per diluted common share

• 37.2% Efficiency Ratio*

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this CD&A – our NEOs for 2022 – are Margaret M. Keane, Executive Chair and former CEO; Brian D. Doubles, President and CEO; Brian J. Wenzel, Sr., Executive Vice President, CFO; Thomas M. Quindlen, Executive Vice President and CEO—Diversified & Value and Lifestyle; Carol D. Juel, Executive Vice President and Chief Technology and Operating Officer.

In October 2022, the Board of the Company approved the following changes to roles and responsibilities of our NEOs effective January 1, 2023:

• Thomas Quindlen retired as Executive Vice President and CEO of the Diversified & Value and Lifestyle sales platforms and was replaced by Maran Nalluswami effective January 1, 2023.

Mr. Quindlen agreed to continue in an advisory role until March 2023 as a part of the planned succession transition.

*Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

STRONG NET EARNINGS $3.0B $6.15 DILUTED EARNINGS PER SHARE RETURNED CAPITAL TO STOCKHOLDERS $3.8B

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COMPENSATION MATTERS

COMPENSATION PHILOSOPHY

TARGET COMPENSATION

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 10% of the CEO’s total direct compensation and no more than 21% of the other NEOs’ total direct compensation as shown below in the 2022 mix of direct pay charts for our CEO and CFO:

Below we illustrate our CEO Target pay from 2018 to 2022 and alignment with market and our compensation philosophy. For each year we have shown market median as reported in proxy filings by peer companies that year. CEO Direct Pay below for years 2018 through 2020 reflects target pay for Margaret Keane while CEO. CEO Direct Pay for 2021 and 2022 reflect target pay for Brian Doubles as CEO.

SYNCHRONY CEO DIRECT PAY

As part of our compensation philosophy, the Committee targets median pay while considering other factors including experience and performance. Mr. Doubles’ pay was initially set below median as part of the planned CEO succession with the intention of increasing pay on a multi-year glidepath toward market levels. As Mr. Doubles enters his third year as CEO and based on his proven performance, the Committee intends to continue to adjust his target pay to stay competitive with market which increased significantly in 2022.

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COMPENSATION MATTERS

SYNCHRONY PROGRAM PRINCIPLES

Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk taking while at the same time promoting and supporting the key principles outlined below. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

The key principles guiding this program and underlying the oversight of our program by Synchrony’s MDCC continue to be:

•	Performance—compensation programs are linked to business and individual performance against both qualitative and quantitative goals and objectives;

•	Values—compensation programs are also linked to how employees demonstrate the behaviors and values expected of our employees;

•	Stockholder Alignment—compensation programs should be designed to align management incentives with the creation of stockholder returns over the long-term;

•	Market Competitiveness—compensation programs should be competitive with the external labor markets;

•	Internal Equity—compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors;

•	Prudent Risk—compensation programs, particularly in the form of incentive compensation, must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Employees should take risks only within approved policy limits, in accordance with the MDCC charter and key practices and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

•	Fair Customer Treatment—compensation programs should encourage employees to follow established Company procedures and to treat customers fairly; and

•	Reporting Concerns—compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation.

The consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable and balanced, and that effectively attract, retain, motivate and engage employees to achieve the mission, goals and objectives of Synchrony in a way that is aligned with effective risk management controls and long-term stockholder value.

KEY CONSIDERATIONS IN SETTING COMPENSATION

During 2022, Synchrony’s compensation program – in conjunction with our culture, our flexibility in the way we work, and new or expanded benefit programs supporting employees – helped grow the Company. Synchrony grew loan receivables while maintaining turnover below industry norms which sustained a positive customer and partner experience.

The MDCC continued to use the considerations and philosophy outlined below in setting compensation for our NEOs and did not change the overall philosophy for our pay programs in 2022. In light of the current labor market and to align NEO incentive pay in the context of 2022 performance the MDCC considered the substantial achievement of the Company’s improvement in cultural and strategic objectives as well as financial results when making decisions on pay for 2022. The details of the impact of these factors are provided in 2022 Compensation Elements section, below.

Consistent and Sustainable Performance

Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and grant serving as an initial basis for consideration, the final determinations for salary and grants are based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of total annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

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COMPENSATION MATTERS

Balanced Compensation Mix

We strive to provide an appropriate mix of compensation elements to achieve a balance between short versus long-term compensation, cash versus equity incentive compensation and other features that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period, align our executives’ interests with the interests of our stockholders and serve as a retention tool. We believe that the compensation paid or awarded to our NEOs should be more heavily weighted toward rewards based on our Company’s sustained operating performance against both internal goals and relative to peers, as well as our stock price performance over multiple years.

Qualitative and Quantitative Factors

Quantitative formulas are not used exclusively in determining the amount of compensation. While quantitative calculations and formulas set the majority of funding and maximum award levels for our performance-based programs, the MDCC use qualitative factors such as performance against approved cultural goals, improvement in certain environmental, social and governance areas, the economic environment relative to other companies, risk considerations, execution of our strategic plan and leadership competencies/values. In 2021, the MDCC changed the annual incentive program to include 20% weighting on Strategy and Culture, the details of which are provided below.

Risk Mitigation

Our compensation program is balanced, focused on the long-term and takes into consideration the full range and duration of risks associated with an NEO’s activities. Under this structure, through clawback policies and other program features, the highest amount of compensation can be achieved through consistent superior performance but only within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long-term while avoiding excessive risk-taking in the short-term. As discussed further below under “Compensation Governance – Compensation and Risk,” Synchrony’s MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer Company Pay

We also considered compensation levels and pay practices at our peer companies when setting target pay levels for 2022, targeting median pay among peers with additional consideration based on the size, scope and impact of the executive’s role, market data, leadership skills, experience and performance. The peer group was selected to provide a credible representation for assessing the competitiveness of executive compensation (both in amounts and structure) as well as for performance comparisons for annual and long-term incentives. Our peer group reflects publicly traded financial services companies headquartered in the United States considering assets, annual revenue and market capitalization equal to approximately one-half to two-times Synchrony’s size. At the time of the peer group selection for 2022 compensation decisions, Synchrony was at the peer 40th percentile in assets, 50th percentile in revenue and 42nd percentile in market capitalization.

For 2022, upon the recommendation of Meridian Compensation Partners, LLC (“Meridian”), the MDCC maintained the same peer group as 2021, listed below.

CONSUMER FINANCE	DATA PROCESSING	COMMERCIAL BANKS

Ally Financial Inc.	Fidelity National Information Services, Inc.	Citizens Financial Group, Inc.

American Express Company	Fiserv, Inc.	Fifth Third Bancorp

Bread Financial Holdings	Global Payments Inc.	Huntington Bancshares Incorporated

Capital One Financial Corporation	Mastercard Incorporated	KeyCorp

Discover Financial Services	PayPal Holdings, Inc.	M&T Bank Corporation

	Visa Inc.	Regions Financial Corporation

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COMPENSATION MATTERS

COMPENSATION GOVERNANCE

2022 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2022 annual meeting of stockholders, our investors supported the compensation for our named executive officers with more than 94% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2022, we continued our regular engagement with stakeholders regarding our compensation program. We also engaged with proxy advisory firms and sought regulatory perspectives.

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO

Substantial portion of executive pay based on performance against goals set by the MDCC

Risk governance framework underlies compensation decisions

Stock ownership requirements for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights

Minimum vesting of 12 months for any RSUs

Greater percent of equity grants in PSUs (55%) which are performance-based over RSUs (45%)

Compensation subject to claw-back in the event of misconduct in addition to “no fault” in the case of financial restatements for all NEOs

Limited perquisites

Peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

Annual “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Include relative performance metric via Total Shareholder Return modifier on long-term performance awards linked to stockholder returns relative to peers

WHAT WE DON’T DO

No hedging or pledging of Company stock

No employment agreements for executive officers

No tax gross-ups for executive officers

No discretion to accelerate the vesting of awards

No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

No payout of dividends on unvested equity prior to the vesting date

No backdating or repricing of stock option awards

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COMPENSATION MATTERS

2022 COMPENSATION ELEMENTS

The following summarizes the compensation elements used for 2022 to reward and retain our NEOs.

BASE SALARY

Base salaries for our NEOs depend on several factors, including the size, scope and impact of their role, market data, leadership skills, length of service and individual performance and contributions.

The MDCC regularly reviews base salaries and benchmark data provided by the MDCC’s independent compensation consultant. For 2022, the MDCC kept salaries for NEOs flat other than reflecting market movement and appropriate transition for the CEO, Brian Doubles, and Chief Technology and Operating Officer, Carol Juel. The MDCC increased Mr. Doubles’ salary from $1,000,000 to $1,100,000 and Ms. Juel’s salary from $650,000 to $700,000.

ANNUAL INCENTIVE

Annual incentive awards to our NEOs (and approximately 4,500 other employees) are made pursuant to Synchrony’s Annual Incentive Plan (“AIP”) with metric weightings and specific goals for threshold, target and maximum payout levels set in January or February each year. Target incentive opportunities are based on market practices for an officer’s role balanced against internal importance of the role.

In February 2022, the MDCC approved the metrics for Synchrony’s Annual Incentive Plan consistent with the prior year based on two weighted quantitative metrics and one qualitative metric with defined goals outlined below. We believe these metrics promote a balanced focus on profit, growth, risk, expenses, strategy and culture.

•	PPNR (Pre-Provision Net Revenue less Net Charge-Offs – 50% weighting) – a quantitative metric that aligns the interests of executives with the interests of stockholders with a metric focused on pre-tax earnings that neutralizes the impact of change in reserves, but continues to capture credit quality through a reduction of actual charge offs. This metric also mitigates volatility in earnings and more closely aligns management decisions with goals and payouts.

•	Average Receivables Growth (30% weighting)—a quantitative metric that focuses executives on expanding the business to drive future earnings.

•	Strategy and Culture (20% weighting) — a qualitative metric that drives accountability to a framework focused on goals – approved by the Committee – related to Synchrony’s culture and strategic results. The framework for this metric includes multiple areas of focus including Strategic Impact, New Way of Working, Diversity, Equity, Inclusion and Citizenship, Employee Support and Engagement, and Social Responsibility which are closely aligned to company values. The goals for this metric are approved by the Committee and include targets for product distribution, capital, efficiency, representation, and culture improvement.

The MDCC established minimum, target and maximum performance levels based on Synchrony’s business plan and financial and economic outlook for the industry. Additionally, goals considered (i) historical performance for Synchrony and our peers, (ii) achieving our operating plan and/or (iii) beating prior year performance after reflecting accounting or other governance changes. The Annual Incentive Plan metrics, weights, and goals, approved at the February 2022 MDCC meeting and performance against those goals are shown below:

			GOALS		ASSOCIATED PAYOUT			CALCULATION
METRIC	WEIGHT	MIN	TARGET	MAX	MIN	TARGET	MAX	2022 PERFORMANCE	2022 WEIGHTED PAYOUT

PPNR minus Charge-Offs	50%	$3,000	$4,000	$5,000	50%	100%	200%	$4,808	90.4%

Average Receivables Growth	30%	0%	2.5%	6.0%	50%	100%	200%	7.25%	60.0%

Strategy & Culture	20%	Based on Framework			50%	100%	200%	150.00%	30.0%

								Total Payout:	180.4%

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COMPENSATION MATTERS

The framework approved by the MDCC for Strategy & Culture Metric and associated performance resulting in 30% funding for that metric is shown below:

STRONG FOUNDATION	DRIVE GROWTH	COMMUNITY SUPPORT	GREAT PLACE TO WORK®

•  Funding – through deposit balances which grew by over $9 billion

•  Capital – $3.8 billion returned to shareholders including a 5% increase in dividends and $3.3 billion share repurchases

•  Customer Experience and Digital Strategy – reduced call volume by 5 million calls and experienced double-digit improvement in net promotor score for account management tool compared to previous site

•  Cost Efficiencies – in operations technologies allowed for flat operational headcount while average active accounts grew 1.9%, maintaining Synchrony’s industry leading efficiency ratio of 37.2%

•  New Products and Capabilities – developed across platforms including Synchrony Pay Later solutions allowing to pay over a set period of time and Pre-Qual allowing customers to shop with confidence

•  Renewals/New Program Launches – Lowe’s, Mattress Warehouse, Guitar Center, Cardi’s, Rooms-to-Go

•  Expanded Distribution through Clover and expanding Synchrony Mastercard prescreen process.

•  Education – new “Skills Academy” at Synchrony headquarters, financial education support across our communities, and Education as an Equalizer to support under- represented communities

•  ESG – Environmental, Social and Governance continued investments and transparency resulting in low-risk rating and “top 10%” ratings by independent ratings firms

•  Supplier Diversity – focused efforts on using suppliers with diverse ownership resulting in a 200% increase in relationships with diverse suppliers

•  Great Place to Work® Survey Results –U.S. #25, India #19, Philippines #2 in 2022 with consistency across diverse and non-diverse groups

•  Pay Equity – Annual independent pay equity analysis of both base salary and bonus, along with targeted investments resulting in pay equity for employees across genders globally and across racial/ethnic groups in the U.S.

•  VP and Executive Representation improvement in Black, Hispanic and Female groups through continued focus on leadership development, internal pipelines and external hiring

Based on the calculation of performance against the financial goals (i.e., PPNR minus charge-offs and average receivables growth) as well as qualitative performance against the strategy and culture framework goals approved by the MDCC, the aggregate performance and payout for the annual incentive plan was 180.4% of target. The MDCC awarded each NEO 180.4% of their target annual incentive for 2022.

NAME	2022 TARGET ANNUAL INCENTIVE	2022 ANNUAL INCENTIVE PAYOUT

Brian Doubles	$2,200,000	$3,968,800

Brian Wenzel	$700,000	$1,262,800

Margaret Keane	$1,762,500	$3,179,550

Tom Quindlen	$850,000	$1,533,400

Carol Juel	$700,000	$1,262,800

2022 LONG-TERM INCENTIVE (LTI) AWARDS

Our executives are eligible to receive long-term (equity) awards which are intended to provide compensation that supports multiple goals including to: 1) motivate and reward long-term performance, 2) reinforce an ownership mentality, 3) align our executives with shareholder interests, 4) support retention, and 5) mitigate risk through long-term ownership and stock holdings.

In 2022, NEOs received 45% RSUs and 55% PSUs. Based on industry trends and stakeholder feedback, starting in 2020 the MDCC increased the mix of PSUs to 55% to further align the interest of management with metrics designed to reflect long-term success of the Company beyond increasing stock price.

RESTRICTED STOCK UNITS (RSUs) – 45% OF LTI AWARD

The NEOs received annual grants of RSUs in early 2022. The amount of RSUs awarded to each NEO is based on target incentive levels for each executive, based on the competitive market for their role and subject to adjustment by the MDCC. In 2022, the MDCC maintained the vesting period for RSUs at 1/3 per year over three years. Synchrony grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company.

2023 ANNUAL MEETING AND PROXY STATEMENT / 47

COMPENSATION MATTERS

PERFORMANCE SHARE UNITS (PSUs) – 55% OF LTI AWARD

Under the Synchrony Financial 2014 Long-Term Incentive Plan, we issued performance-based, long-term PSUs in 2022 that vest based on financial performance over the 2022-2024 (3-year) performance period. The PSUs will be paid in shares of common stock if we achieve pre-defined goals relating to our cumulative annual diluted earnings per common share (“EPS”) and average return on equity (ROE), each weighted 50%. The MDCC selected and approved the metrics and the goals for threshold, target and stretch with the ultimate award ranging from 0% (if threshold performance is not achieved) up to 150% for achieving stretch performance levels.

Target payout levels set for the 2022–2024 performance period require increased in both normalized EPS growth and Return on Equity over the 3-year PSU grant period compared to prior year grants. Performance below threshold results in forfeiture of the share units allocated to the corresponding performance measure. Dividend equivalents are accrued but not paid until the end of the performance period based on the actual number of shares earned. These performance metrics align the interests of our executives with the interests of stockholders by encouraging growth while ensuring that growth does not come at the cost of lower returns on assets. Grants of PSUs will vest at the end of the three-year period in the event performance conditions are met.

The 2022 PSU grants continue to include a Total Shareholder Return (“TSR”) modifier of +/-20% based on our TSR performance relative to peers. The peer group used to determine the modifier is the same peer group used to set executive pay levels. The details of how the modifier impacts the final payout calculations are shown below:

PERFORMANCE	MODIFIER*

Bottom Quartile	80%

Median	No Impact

Top Quartile	120%

* Any performance between bottom quartile and median or median and top quartile is linearly interpolated.

Below is a summary of the equity grants made to executives in 2022:

NAME OF EXECUTIVE	RESTRICTED STOCK UNITS	PERFORMANCE SHARE UNITS	TOTAL

Brian Doubles	$3,690,011	$4,510,000	$8,200,011

Brian Wenzel	$1,350,032	$1,650,004	$3,000,036

Margaret Keane	$2,700,024	$3,300,008	$6,000,032

Tom Quindlen	$1,125,013	$1,375,016	$2,500,029

Carol Juel	$1,170,009	$1,430,038	$2,600,047

48 / 2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2020-2022 LONG-TERM PERFORMANCE AWARDS (PSUs) PAYOUTS

In 2020, the MDCC granted performance-based, long-term PSUs that vested based on financial performance over the 2020–2022 performance period. The metrics used during the 3-year cycle were chosen to balance executives’ focus on profitability, returning capital to investors, and growing the Company. Target payouts set for the 2020–2022 performance period required a 10% annual growth in normalized EPS over the period. Target payouts also required a 17.5% return on equity which was top quartile of historical peer performance at that time. The chart below reflects (i) the performance over the last three years against goals approved at the beginning of the period and (ii) overall negative adjustments to GAAP that neutralized the impact of Walmart, Gap, and BP reserve releases and (iii) neutralizing the impact of new portfolios Verizon and Venmo and (iv) impact of other one-time items including restructuring savings and new deals.

METRIC	WEIGHT		GOALS		ASSOCIATED PAYOUT			CALCULATION

		MIN	TARGET	MAX	MIN	TARGET	MAX	2020-2022 PERFORMANCE	2020-2022 PAYOUT

Cumulative EPS	50%	$10	$12	$14	50%	100%	150%	$15.57	150.0%

Return on Equity	50%	15.0%	17.5%	20.0%	50%	100%	150%	21.2%	150.0%

							Weighted Average:		150.0%

							TSR Adjustment Factor:		96.6%

								Total Payout:	145.0%

TSR ADJUSTMENT FACTOR CALCULATION

For the 2020-2022 three-year performance period, the Company’s Total Shareholder Return was flat which was the 46th percentile of peers, resulting in an adjustment factor of 96.6% and overall downward adjustment of 5%.

OTHER COMPENSATION PROGRAMS AND PRACTICES

SYNCHRONY DEFERRED COMPENSATION PLAN

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may elect to defer up to 80% of their base salary and bonus. The plan administrator will designate two or more investment benchmarks which participants can choose between to determine the rate of return or loss applicable to their deferred compensation amounts. Participants can also make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Internal Revenue Code (the “Code”). We have established notional unfunded accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.

OTHER BENEFITS

In addition to standard health and welfare benefits available to other Synchrony employees, in 2022, Synchrony provided certain executive officers with (i) financial counseling and/or tax preparation services, (ii) supplementary life insurance, and (iii) annual physical examinations, which are reported in the “All Other Compensation” column in the 2022 Summary Compensation Table. The supplementary life insurance policies are intended to maintain benefits that existed for certain executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. These policies were frozen in value and participation upon Synchrony’s IPO. While Synchrony could have “bought out” the value of these polices upon IPO, the Company chose to freeze the insurance amount and maintain the policies to help retain senior management through Synchrony’s transition away from GE. The policies require an executive to stay with Synchrony through age 60 to receive the full value of the benefit. The face value of the supplementary life insurance policies for all participants is less than the value of the standard life insurance program for Synchrony employees. Brian Doubles voluntarily forfeited the supplementary life insurance program and transitioned to the standard group term life plan offered to other employees when he became CEO.

2023 ANNUAL MEETING AND PROXY STATEMENT / 49

COMPENSATION MATTERS

OTHER COMPENSATION PRACTICES

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines require the Company’s Executive Chair, President & CEO and Executive Vice Presidents to own significant amounts of our common stock, helping to ensure alignment of executives’ interests with those of our stockholders. The stock ownership guideline for our President & CEO and our Executive Chair, is six times base salary. The stock ownership guideline for Executive Vice Presidents, including the other three NEOs, is three times base salary. The guidelines are to be met within five years of being subject to the policy and/or promotion. For the purposes of our stock ownership guidelines, all shares of common stock, RSUs and phantom stock units held by our executives are credited toward ownership levels. All of our NEOs’ stock ownership exceeds the ownership guidelines. Based on our closing stock price on March 2, 2023 of $35.74, our NEOs had the following ownership base-salary multiples:

NAME OF EXECUTIVE	REQUIRED MULTIPLE	OWNERSHIP AS OF MARCH 2, 2023

Brian Doubles	6X	17.7X

Brian Wenzel	3X	4.8X

Margaret Keane	6X	26.1X

Tom Quindlen	3X	7.2X

Carol Juel	3X	5.7X

ANTI-HEDGING AND ANTI-PLEDGING RESTRICTIONS

Our Code of Conduct, which applies to all of our employees (including officers) and directors, includes anti-hedging provisions that prohibit all employees and directors from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. We also maintain an anti-pledging policy that prohibits employees and directors from pledging activity in Synchrony securities.

CLAWBACK POLICY

Since 2018, the Company’s clawback policy has included “no fault” financial restatements for all of our named executive officers. Under the policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will take action to recover from any current or former executive officer who received any annual or long-term incentive compensation paid, awarded, or granted during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Additionally, under the Company’s policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or as otherwise required by any agreement with a stock exchange on which the Company’s securities are listed.

50 / 2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

In light of recent SEC rulemaking regarding clawbacks, we are reviewing our policy and will make any necessary changes once the related NYSE listing standards have been finalized.

COMPENSATION AND RISK

RISK REVIEW PROCESS

Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. Each year, working cross-functionally, our CEO and senior executives from our risk and human resources teams identify the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals are required to have annual goals and objectives specifically tied to risk and compliance standards. As part of the annual process, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conduct assessments on MRTs and MRCs, which take into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any adverse risk outcomes during the year. These assessments are included in each MRT/MRC’s annual performance evaluation. By conducting these risk review processes as well as maintaining full transparency on all our risk management policies and procedures, we believe that we effectively discourage inappropriate risk taking.

REVIEW OF NEO INCENTIVE COMPENSATION RELATED TO RISK MANAGEMENT

Each year the MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC meets with the Chief Risk Officer to discuss the annual risk assessment with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements have any features that might encourage excessive risk taking that could threaten the value of the Company. The Chief Risk Officer also discusses the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation practices.

RISK REVIEW OF INCENTIVE PLANS

Each year, we conduct a risk analysis on each of our incentive plans. In 2022, we hired an outside independent consultant to conduct this risk assessment. The analysis covered 100% of our incentive eligible population and allowed us to understand the degree to which our plans contribute to excessive risk taking. Based on this review, all our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans including any changes are reviewed each year and approved by our Chief Risk and Chief Human Resources Officers.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2022, the MDCC engaged Meridian to provide advice regarding market pay levels, strong pay practices and other executive compensation matters. Meridian also provided advice to the Nominating and Corporate Governance Committee regarding director compensation. Meridian does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Meridian is independent and does not have any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The MDCC of the Board of Directors of Synchrony have reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the MDCC of the Board.

Laurel J. Richie, Chair

Fernando Aguirre

Jeffrey G. Naylor

Ellen M. Zane

2023 ANNUAL MEETING AND PROXY STATEMENT / 51

COMPENSATION MATTERS

2022 EXECUTIVE COMPENSATION

The following table contains 2022 compensation information for our NEOs.

2022 SUMMARY COMPENSATION TABLE

NAME	YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMP. (3)	ALL OTHER COMP. (4)	TOTAL

Brian Doubles	2022	$1,082,692	$0	$8,200,011	$3,968,800	$450,438	$13,701,941
	2021	$950,685	$0	$5,250,015	$2,450,000	$229,647	$8,880,347

	2020	$800,000	$1,140,000	$3,000,035	$0	$241,676	$5,181,711

Brian Wenzel	2022	$700,000	$0	$3,000,036	$1,262,800	$197,891	$5,160,727
	2021	$700,000	$0	$2,600,000	$980,000	$150,151	$4,430,151

	2020	$653,005	$665,000	$1,800,039	$0	$146,334	$3,264,378

Margaret Keane	2022	$1,175,000	$0	$6,000,032	$3,179,550	$596,774	$10,951,356
	2021	$1,175,000	$0	$9,000,000	$2,800,000	$525,981	$13,500,981

	2020	$1,175,000	$2,232,500	$9,000,048	$0	$532,965	$12,940,513

Tom Quindlen	2022	$850,000	$0	$2,500,029	$1,533,400	$322,949	$5,206,378
	2021	$850,000	$0	$2,300,000	$1,190,000	$269,666	$4,609,666

	2020	$850,000	$807,500	$2,300,035	$0	$286,984	$4,244,519

Carol Juel	2022	$691,346	$0	$2,600,047	$1,262,800	$192,154	$4,746,347

	2021	$639,658	$0	$2,000,108	$910,000	$160,589	$3,710,355

(1)

Amounts shown under “bonus” for 2020 reflect incentive paid under refocused discretionary incentive framework in 2020; amounts shown in 2021 and 2022 under “Non-Equity Incentive Plan Awards” reflect incentive paid under the Annual Incentive Plan metrics for the respective years.

(2)

For 2022, these amounts include the grant date fair value of three-year PSUs based on the probable outcome of the performance conditions: Mr. Doubles ($4,510,000); Mr. Wenzel ($1,650,004); Ms. Keane ($3,300,008); Mr. Quindlen ($1,375,016); and Ms. Juel ($1,430,038). The value of these awards, assuming that the highest level of performance conditions will be achieved as follows: Mr. Doubles ($8,118,000); Mr. Wenzel ($2,970,006); Ms. Keane ($5,940,013); Mr. Quindlen ($2,475,029); and Ms. Juel ($2,574,067).

(3)	This column represents amounts paid under Synchrony’s Annual Incentive Plan. The MDCC awarded a final payout of 180.4% for the 2022 performance year.

(4)	See the “2022 All Other Compensation Table” for additional information about All Other Compensation paid in 2022.

52 / 2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2022 ALL OTHER COMPENSATION

In 2022, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable, competitive and consistent with its overall executive compensation program. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

2022 ALL OTHER COMPENSATION TABLE

NAME OF EXECUTIVE	PERQUISITES & OTHER PERSONAL BENEFITS (1)	VALUE OF SUPPLEMENTARY LIFE INSURANCE PREMIUMS (2)	PAYMENTS RELATING TO EMPLOYEE SAVINGS PLAN (3)	AMOUNTS CREDITED TO RESTORATION PLAN ACCOUNT (4)	TOTAL

Brian Doubles	$61,842	$0	$33,550	$355,046	$450,438

Brian Wenzel	$13,090	$0	$33,550	$151,251	$197,891

Margaret Keane	$0	$159,524	$33,550	$403,700	$596,774

Tom Quindlen	$0	$98,549	$33,550	$190,850	$322,949

Carol Juel	$13,460	$2,545	$33,550	$142,599	$192,154

(1)	Amounts in this column include financial counseling, spousal airfare and annual physical examinations reimbursed in 2022 and personal security.

(2)

This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives. The NEOs receive these payments in lieu of the higher standard life insurance coverage available to other employees. These policies include: (a) for Ms. Keane, Mr. Quindlen, and Ms. Juel, life insurance policies totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter and (b) life insurance policies for each of the NEOs with coverage amounts fixed at two times their annual pay at the time of the completion of our split-off from GE. These policies are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane, Mr. Quindlen, and Ms. Juel is less than what they would have received under the standard life insurance program for Synchrony employees.

(3)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts up to the limitations imposed under IRS rules, and the plan.

(4)

This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ Restoration Plan accounts. For additional details on the Restoration Plan and the specific design elements of the plan, see “Synchrony Financial Restoration Plan.”

2023 ANNUAL MEETING AND PROXY STATEMENT / 53

COMPENSATION MATTERS

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information about Synchrony plan-based awards granted to the NEOs in 2022, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2014 Long-Term Incentive Plan. In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2022 performance period based on the following metrics: earnings (50%), receivables growth (30%), and strategy and culture (20%). In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of shares or stock units underlying stock awards, (iii) the number of other securities underlying option awards granted, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2022 GRANTS OF SYNCHRONY PLAN-BASED AWARDS TABLE

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS

NAME OF EXECUTIVE	GRANT DATE	ANNUAL INCENTIVE THRESHOLD $	ANNUAL INCENTIVE TARGET $	ANNUAL INCENTIVE MAXIMUM $	PSU AWARDS THRESHOLD #(1)	PSU AWARDS TARGET #(1)	PSU AWARDS MAXIMUM #(1)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES - RSU AWARDS(2)	VALUE OF STOCK AWARDS; NUMBER OF SHARES OF STOCK OR UNITS(3)

Doubles	3/1/22	1,100,000	2,200,000	4,400,000	57,132	114,264	171,396	93,489	$8,200,011

Wenzel	3/1/22	350,000	700,000	1,400,000	20,902	41,804	62,706	34,204	$3,000,036

Keane	3/1/22	881,250	1,762,500	3,525,000	41,804	83,608	125,412	68,407	$6,000,032

Quindlen	3/1/22	425,000	850,000	1,700,000	17,419	34,837	52,256	28,503	$2,500,029

Juel	3/1/22	350,000	700,000	1,400,000	18,116	36,231	54,347	29,643	$2,600,047

(1)

These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2022-2024 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on equity over the performance period provided performance and vesting conditions are met. Final payout will be subject to a TSR modifier of +/-20% of the amounts reflected above based on our TSR performance relative to peers used to set executive pay levels.

(2)

This column shows the number of RSUs granted as part of the annual equity incentive grant in March 2022. All RSUs will vest ratably in three equal annual installments beginning one year from the date of grant and each year thereafter.

(3)

This column shows the aggregate grant date fair value of PSUs and RSUs granted to the NEOs during 2022. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For RSUs and PSUs, the value is assumed to be the stock price on the grant date (or the last trading day prior to the grant date).

54 / 2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2022 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of Synchrony equity awards by the NEOs as of the 2022 fiscal year-end. This table includes unexercised (both vested and unvested) option grants and unvested RSUs and PSUs with vesting conditions that were not yet satisfied as of December 31, 2022. Each equity grant is shown separately. The vesting schedule for each outstanding award is shown following this table.

2022 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS					STOCK AWARDS

NAME OF EXECUTIVE	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Doubles	7/31/2014	84,696	0	$23.00	7/31/2024

	9/17/2014	11,610	0	$24.55	9/17/2024

	4/1/2015	20,728	0	$30.41	4/1/2025

	4/1/2016	28,019	0	$29.33	4/1/2026

	4/1/2017	28,449	0	$34.30	4/1/2027

	4/1/2018	31,284	7,821	$33.53	4/1/2028	4,724	$155,235

	3/1/2020					16,625	$546,302

	3/1/2021					23,358	$767,533	42,822	$1,407,145

	4/1/2021					16,821	$552,726	30,837	$1,013,315

	3/1/2022					95,274	$3,130,690	116,445	$3,826,387

Wenzel	4/1/2015	6,281	0	$30.41	4/1/2025

	4/1/2016	8,490	0	$29.33	4/1/2026

	4/1/2017	8,514	0	$34.30	4/1/2027

	4/1/2018	7,039	1,760	$33.53	4/1/2028	1,063	$34,942

	3/1/2020					9,976	$327,802

	3/1/2021					20,243	$665,196	37,113	$1,219,525

	3/1/2022					34,857	$1,145,398	42,602	$1,399,901

Keane	4/1/2015	63,532	0	$30.41	4/1/2025

	4/1/2017	166,123	0	$34.30	4/1/2027

	4/1/2018	125,136	31,284	$33.53	4/1/2028	12,146	$399,121

	3/1/2020					49,875	$1,638,906

	3/1/2021					70,073	$2,302,600	128,467	$4,221,433

	3/1/2022					69,713	$2,290,763	85,204	$2,799,802

Quindlen	4/1/2015	18,240	0	$30.41	4/1/2025

	4/1/2016	24,659	0	$29.33	4/1/2026

	4/1/2017	29,811	0	$34.30	4/1/2027

	4/1/2018	22,456	5,614	$33.53	4/1/2028	3,392	$111,445

	3/1/2020					12,746	$418,841

	3/1/2021					17,908	$588,442	32,831	$1,078,811

	3/1/2022					29,047	$954,487	35,502	$1,166,595

Juel	4/1/2015	11,436	0	$30.41	4/1/2025

	4/1/2016	17,177	0	$29.33	4/1/2026

	4/1/2017	16,613	0	$34.30	4/1/2027

	4/1/2018	14,516	3,629	$33.53	4/1/2028	2,192	$72,041

	3/1/2020					8,313	$273,151

	3/1/2021					13,626	$447,762	24,980	$820,851

	7/1/2021					1,587	$52,143	2,907	$95,529

	3/1/2022					30,209	$992,663	36,923	$1,213,277

(1)

The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 30, 2022, which was $32.86, and the number of shares underlying each such award.

(2)

PSUs granted in 2022 and 2021 vest, to the extent earned, on December 31, 2024 and December 31, 2023, respectively. The market value of PSUs that have not vested as of December 31, 2022 was calculated using the closing price of Synchrony common stock as of December 30, 2022, which was $32.86, multiplied by the number of unvested units based on achieving target performance goals.

2023 ANNUAL MEETING AND PROXY STATEMENT / 55

COMPENSATION MATTERS

2022 OUTSTANDING SYNCHRONY EQUITY AWARDS VESTING SCHEDULE

NAME OF EXECUTIVE	GRANT DATE	OPTION AWARDS VESTING SCHEDULE (1)	GRANT DATE	STOCK AWARDS VESTING SCHEDULE (2)	EQUITY INCENTIVE PLAN VESTING SCHEDULE (3)

All Executives	4/1/18	20% vests 2023	4/1/18	20% vests 2023

All Executives			3/1/20	33.3% vests 2023

All Executives			3/1/21	33.3% vests 2023 and 2024	100% vests 2023

Doubles			4/1/21	33.3% vests 2023 and 2024	100% vests 2023

Juel			7/1/21	33.3% vests 2023 and 2024	100% vests 2023

All Executives			3/1/22	33.3% vests 2023, 2024, 2025	100% vests 2024

(1)

This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options (Unexercisable)” column of the “2022 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2)

This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “2022 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.

(3)

This column shows the vesting schedule of the unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the 2022 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” PSUs vest to the extent earned on December 31 of the year shown in the table above.

56 / 2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2022 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the nonqualified deferred compensation of the NEOs in 2022, including our Deferred Compensation and Restoration Plans.

SYNCHRONY-DEFERRED COMPENSATION

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator.

SYNCHRONY FINANCIAL RESTORATION PLAN

The Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. The plans include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) 4% additional contribution for former participants of GE pension plans. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2022, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2022 Summary Compensation Table.

2022 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

NAME OF EXECUTIVE	TYPE OF PLAN	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR	AGGREGATE EARNINGS IN LAST FISCAL YEAR (1)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END

Doubles	Restoration Plan	$0	$355,046	($459,426)	$1,868,967

	Deferred Comp Plan	$0	$0	$0	$0

Wenzel	Restoration Plan	$0	$151,251	($220,106)	$812,585

	Deferred Comp Plan	$0	$0	$0	$0

Keane	Restoration Plan	$0	$403,700	($825,351)	$3,587,701

	Deferred Comp Plan	$0	$0	$0	$0

Quindlen	Restoration Plan	$0	$190,850	($601,785)	$1,880,067

	Deferred Comp Plan	$0	$0	$0	$0

Juel	Restoration Plan	$0	$142,599	($326,577)	$941,745

	Deferred Comp Plan	$0	$0	$0	$0

(1)	The earnings on amounts contributed to the Restoration and Deferred Compensation Plans may be positive or negative, depending on the NEO’s investment choice.

2023 ANNUAL MEETING AND PROXY STATEMENT / 57

COMPENSATION MATTERS

PAY VERSUS PERFORMANCE
As required by the SEC, and in accordance with its regulations and guidance, we are providing a review of Pay vs. Performance as outlined below. The Pay vs. Performance table below presents total compensation as disclosed in the Summary Compensation Table (columns A, C, and E) and “compensation actually paid” or “CAP” (columns B, D, and F), as defined by the SEC, to our current CEO, former CEO/Executive Chair, and, as an average, to our
Non-CEO
NEOs. The table below also shows Synchrony’s performance for 2020-2022 as illustrated by TSR (as compared to the TSR of our peers), Net Income, and Receivables, which we have selected as our “Company selected measure”. Reconciliations between Summary Compensation Table totals and CAP are provided in the “Determination of Compensation Actually Paid” and “Changes In Equity Reflected In CAP Calculation” sections that follow.

	A	B	C	D	E	F	VALUE OF INITIAL $100 INVESTMENT 12/31/2019:

YEAR	SUMMARY COMP TABLE TOTAL FOR CEO (DOUBLES) 1	COMPENSATION ACTUALLY PAID TO CEO (DOUBLES) 2	SUMMARY COMP TABLE TOTAL FOR FORMER CEO / EXEC CHAIR (KEANE) 1	COMPENSATION ACTUALLY PAID TO FORMER CEO / EXEC CHAIR (KEANE) 2	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOS 3	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOS 4	SYF 5	PEERS 6	NET INCOME (MILLIONS) 7	RECEIVABLES (BILLIONS) 8

2022	$13,701,941	$8,599,737			$6,516,202	$1,775,284	$99	$101	$3,016	$92.5

2021	$8,880,347	$20,462,092	$13,500,981	$46,015,762	$4,124,797	$10,116,008	$136	$122	$4,221	$80.7

2020			$12,940,513	($28,817)	$4,131,919	$1,300,820	$100	$121	$1,385	$81.9

(1)
The dollar amounts reported in columns (A) and (C) are the amounts of total compensation reported for Mr. Doubles (our current CEO) and Ms. Keane (for her role as CEO in 2021 and 2020), respectively, in the years in which they served as CEO, for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in columns (B) and (D) represent the amount of “compensation actually paid” to Mr. Doubles and Ms. Keane in the years in which they served as CEO, computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Doubles or Ms. Keane during the applicable years. Ms. Keane’s CAP in 2021 reflects significant increase in value due to increase in stock price and projected performance for outstanding PSUs. See
Compensation Actually Paid
below for the adjustments that were made to Mr. Doubles’ and Ms. Keane’s total compensation for each year to determine the compensation actually paid.

(3)
The dollar amounts reported in column (E) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Doubles for 2021 and 2022, and excluding Ms. Keane for 2020 and 2021, in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Margaret Keane, Brian J. Wenzel, Sr., Thomas M. Quindlen, and Carol D. Juel; (ii) for 2021, Brian J. Wenzel, Sr., Thomas M. Quindlen, Alberto B. Casellas, and Carol D. Juel; and (iii) for 2020, Brian Doubles, Brian J. Wenzel, Sr., Neeraj Mehta, and Thomas M. Quindlen.

(4)
The dollar amounts reported in column (F) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Doubles for 2022 and 2021 and Ms. Keane in 2021 and 2020), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. See
Determination of Compensation Actually Paid
below for the adjustments that were made to Mr. Doubles’ and Ms. Keane’s total compensation for each year to determine the compensation actually paid.

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period beginning at market close on 12/31/2019, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the peer group outlined in the
Compensation Discussion and Analysis
section, which is used for setting pay and determining relative TSR with respect to performance share units.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)	Receivables, our “Company selected measure”, reflect year-end loan receivables as reported under GAAP.

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2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance
Both Net Income and Total Shareholder Return are embedded in the metrics within the incentive programs that determine over 90% of our CEO and over 80% of other NEO compensation (see
2022 Compensation Elements
within the
Compensation Discussion and Analysis
). As a result, CEO and other NEO CAP is highly correlated with each metric and investor interests. 2021 was the higher year for CAP as well as a strong year from a TSR and net income perspective. Through the Annual Incentive Plan, our NEO CAP is also tied directly to receivables growth goals that consider each year’s particular strategic initiatives, economic conditions, and commercial outlook. The impact of share price, TSR, and Net Income have the largest impact on overall CAP. In general, CEO and other NEO CAP move consistently from year to year as executives participate in the same incentive plans and are accountable to the same company-wide results, though CEO pay mix makes CAP subject to more significant fluctuation. Synchrony TSR is in line with the weighted average TSR of the peer group over the three-year period shown.
Most Important Measures to Determine 2022 CAP
The following table identifies the financial performance measures which, in our assessment, represent the most important financial performance measures used by us to link the compensation actually paid to our CEO and other NEOs in 2022 to Company performance. How each of these performance measures is used in determining our NEOs’ compensation is discussed above in the 2022 Compensation Elements section of our CD&A.

MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

Receivables

PPNR minus Charge-Offs

Return on Equity

Earnings Per Share

Relative Total Shareholder Return

2023 ANNUAL MEETING AND PROXY STATEMENT
/

COMPENSATION MATTERS

Determination of Compensation Actually Paid
The tables below show the reconciliation between the amounts provided for “Summary Compensation Table Total” and “compensation actually paid” in the
Pay
vs. Performance table above for our CEO, former CEO/Executive Chair, and, as an average,
Non-CEO
NEOs.

CEO	(A)		(X)	(B)

YEAR	SUMMARY COMPENSATION TABLE TOTAL (SCT)	DEDUCTIONS OF EQUITY AWARDS*	ADDITIONS/ ADJUSTMENTS TO SCT TOTAL**	COMPENSATION ACTUALLY PAID (CAP)

2022	$13,701,941	($8,200,011)	$3,097,807	$8,599,737

2021	$8,880,347	($5,250,015)	$16,831,760	$20,462,092

Former CEO/
Executive Chair	(C)		(Y)	(D)

YEAR	SUMMARY COMPENSATION TABLE TOTAL (SCT)	DEDUCTIONS OF EQUITY AWARDS*	ADDITIONS/ ADJUSTMENTS TO SCT TOTAL**	COMPENSATION ACTUALLY PAID (CAP)

2021	$13,500,981	($9,000,000)	$41,514,781	$46,015,762***

2020	$12,940,513	($9,000,048)	($3,969,282)	($28,817)

Non-CEO NEOs	(E)		(Z)	(F)

YEAR	SUMMARY COMPENSATION TABLE TOTAL (SCT)	DEDUCTIONS OF EQUITY AWARDS*	ADDITIONS/ ADJUSTMENTS TO SCT TOTAL**	COMPENSATION ACTUALLY PAID (CAP)

2022	$6,516,202	($3,525,036)	($1,215,882)	$1,775,284

2021	$4,124,797	($2,250,027)	$8,241,238	$10,116,008

2020	$4,131,919	($2,325,032)	($506,067)	$1,300,820
*Grant Date Fair Market Value of stock awards made in year, as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year for our CEO, former CEO/Executive Chair, and, as an average, our NEOs.
**Year-end
Fair Market Value of awards made in year plus change in Fair Market Value of awards made in prior years, as further illustrated below.
***Ms. Keane’s CAP in 2021 reflects significant increase in value due to increase in stock price and projected performance for outstanding PSUs.

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2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

Changes in Equity Reflected in CAP Calculation
The tables below show additional details on the changes in equity value reflected in the calculation of compensation actually paid for each of years 2020, 2021 and 2022 to our CEO, former CEO/Executive Chair, and
Non-CEO
NEOs, as applicable.

CEO Equity					(X)

	TYPE	FAIR VALUE AT YE OF OUTSTANDING UNVESTED AWARDS GRANTED DURING APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING APPLICABLE YEAR	CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT REMAIN UNVESTED	VALUE INCLUDED IN “COMP ACTUALLY PAID”

2022	RSUs	$3,130,690	($427,575)	($751,974)	$1,951,141

	PSUs	$4,760,026	($1,347,449)	($2,105,254)	$1,307,323

	SOs	$0	($92,301)	($68,356)	($160,657)

	Total	$7,890,716	($1,867,325)	($2,925,584)	$3,097,807

2021	RSUs	$2,729,662	$262,895	$740,783	$3,733,340

	PSUs	$5,738,365	$2,862,634	$4,251,987	$12,852,986

	SOs	$0	$84,150	$161,284	$245,434

	Total	$8,468,027	$3,209,679	$5,154,054	$16,831,760

Former CEO /Executive
Chair Equity					(Y)

	TYPE	FAIR VALUE AT YE OF OUTSTANDING UNVESTED AWARDS GRANTED DURING APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING APPLICABLE YEAR	CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT REMAIN UNVESTED	VALUE INCLUDED IN “COMP ACTUALLY PAID”

2021	RSUs	$4,760,710	$909,590	$2,351,775	$8,022,075

	PSUs	$10,008,070	$9,621,154	$12,755,810	$32,385,034

	SOs	$0	$385,401	$722,271	$1,107,672

	Total	$14,768,780	$10,916,145	$15,829,856	$41,514,781

2020	RSUs	$4,973,949	($2,073,572)	($6,367)	$2,894,010

	PSUs	$0	($1,037,713)	($5,535,051)	($6,572,764)

	SOs	$0	($634,845)	$344,317	($290,528)

	Total	$4,973,949	($3,746,130)	($5,197,101)	($3,969,282)

Non-CEO NEOs Equity					(Z)

	TYPE	FAIR VALUE AT YE OF OUTSTANDING UNVESTED AWARDS GRANTED DURING APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING APPLICABLE YEAR	CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT REMAIN UNVESTED	VALUE INCLUDED IN “COMP ACTUALLY PAID”

2022	RSUs	$1,345,828	($433,174)	($678,372)	$234,282

	PSUs	$2,046,248	($1,639,378)	($1,616,945)	($1,210,075)

	SOs	$0	($147,692)	($92,397)	($240,089)

	Total	$3,392,076	($2,220,244)	($2,387,714)	($1,215,882)

2021	RSUs	$1,184,064	$141,365	$406,948	$1,732,377

	PSUs	$2,489,146	$1,279,182	$2,622,041	$6,390,369

	SOs	$0	$43,662	$74,830	$118,492

	Total	$3,673,210	$1,464,209	$3,103,819	$8,241,238

2020	RSUs	$1,284,953	($493,973)	($1,334)	$789,646

	PSUs	$0	($159,877)	($1,065,505)	($1,225,382)

	SOs	$0	($132,185)	$61,854	($70,331)

	Total	$1,284,953	($786,035)	($1,004,985)	($506,067)

2023 ANNUAL MEETING AND PROXY STATEMENT
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COMPENSATION MATTERS

CEO PAY RATIO
As required by the SEC and in accordance with its regulations and guidance, we determined the ratio of the annual total compensation of our CEO and the annual total compensation of our median employee using the following methodology.
We identified our median employee by using the target annual total compensation including retirement contributions from our global Human Resources Information System for all employees globally as of December 31, 2022.
We calculated the median employee’s annual total compensation in accordance with the SEC rules used to calculate the amount set forth in the “total” column of the Summary Compensation Table and added the value of benefits. Accordingly, our median employee’s total annual compensation was calculated as $59,325 including benefits.
With respect to the annual total compensation of our CEO, we used the amount reported in the “total” column of our Summary Compensation Table for 2022 and added the value of benefits. Accordingly, our CEO’s annual total compensation for purposes of the pay ratio determination was $13,724,669 including benefits.
Based on our CEO’s annual total compensation compared to the annual total compensation for our median employee, our estimated pay ratio for 2022 was 231:1.
2022 POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL
AT FISCAL
YEAR-END
The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2022, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 31, 2022 as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.
EXECUTIVE SEVERANCE PLAN
The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, part of a redundancy or reorganization, or terminated for “for the good of the Company,” such executive will be entitled to the following cash payment:
CEO and Executive Chair — 18 months of the executive’s base salary, offset by any other severance cash payment that the executive will receive from the Company in connection with being laid off, such as payment from the broad-based severance plan available to other U.S. employees;
Other NEOs — 12 months of an NEO’s base salary, offset by any other severance cash payment that the NEO will receive from the Company in connection with being laid off, such as payment from the broad-based severance plan available to other U.S. employees.

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2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

CIC SEVERANCE PLAN
The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of executives in the event of any occurrence of, threat of, or negotiation or other action that could lead to, a change in control of the Company. The CIC Severance Plan provides for the following benefits upon a “double-trigger” qualifying termination of employment within 30 months following a change in control:
CEO and Executive Chair — Cash payment of (1) the executive’s prorated bonus for the year of termination, (2) a severance benefit equal to the product of three multiplied by the sum of the executive’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 36 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the executive, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 36 months following the executive’s termination of employment, the executive will be entitled to reasonable executive outplacement services.
Other NEOs — Cash payment of (1) the NEO’s prorated bonus for the year of termination, (2) a severance benefit equal to the product of two-and-one-half
multiplied by the sum of the NEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 30 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the NEO, based on the rates for continuation coverage pursuant to the Healthcare Premiums. In addition, for 30 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.
SYNCHRONY EQUITY AWARDS
If one of the NEOs were to retire (voluntarily terminating after reaching age 60 with three years of service) or involuntarily terminate with over 20 years of service, all awards held for at least one year will continue to vest according to the original vesting schedule. For involuntary termination with less than 20 years of service, all awards held for at least one year continue to vest on a pro-rata
basis according to the original vesting schedule. For death and disability, all awards immediately vest and any unvested PSUs pay out at target levels. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform their job.
PAYMENT UPON TERMINATION AS OF
YEAR-END
TABLES
The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2022. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Of the NEOs, only Ms. Keane and Mr. Quindlen were eligible to retire as of December 31, 2022; therefore, other than Ms. Keane and Mr. Quindlen, the NEOs do not have any values in the voluntary or retirement termination columns below. The tables below assume a stock price of $32.86, the closing price of a share of our common stock on December 30, 2022.

2023 ANNUAL MEETING AND PROXY STATEMENT
/

COMPENSATION MATTERS

BRIAN DOUBLES

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION (1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$1,624,039	$0	$0	$8,089,677

Restricted Stock Units	$0	$0	$2,021,797	$0	$5,152,486	$5,152,486

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$0	$2,420,459	$0	$6,246,847	$6,246,847

Annual Cash Incentive	$0	$0	$3,968,800	$0	$3,968,800	$3,968,800

Health Benefits Payment	$0	$0	$0	$0	$0	$58,801

Restoration Plan	$0	$0	$1,868,967	$0	$1,868,967	$1,868,967

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$11,904,062	$0	$17,237,100	$25,385,578

BRIAN WENZEL
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION (1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$700,000	$0	$0	$3,685,834

Restricted Stock Units	$0	$0	$1,027,940	$0	$2,173,338	$2,173,338

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$0	$1,219,525	$0	$2,619,426	$2,619,426

Annual Cash Incentive	$0	$0	$1,262,800	$0	$1,262,800	$1,262,800

Health Benefits Payment	$0	$0	$0	$0	$0	$49,591

Restoration Plan	$0	$0	$812,585	$0	$812,585	$812,585

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$5,022,850	$0	$6,868,149	$10,603,574

MARGARET KEANE
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION (1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$1,762,500	$0	$0	$11,008,500

Restricted Stock Units	$0	$4,340,627	$4,340,627	$4,340,627	$6,631,389	$6,631,389

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$4,221,433	$4,221,433	$4,221,433	$7,021,236	$7,021,236

Annual Cash Incentive	$0	$3,179,550	$3,179,550	$3,179,550	$3,179,550	$3,179,550

Health Benefits Payment	$0	$0	$0	$0	$0	$35,326

Restoration Plan	$0	$3,587,701	$3,587,701	$3,587,701	$3,587,701	$3,587,701

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$15,329,311	$17,091,811	$15,329,311	$20,419,876	$31,463,702

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2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

TOM QUINDLEN

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION (1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$850,000	$0	$0	$4,528,417

Restricted Stock Units	$0	$1,118,728	$1,118,728	$1,118,728	$2,073,215	$2,073,215

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$1,078,811	$1,078,811	$1,078,811	$2,245,406	$2,245,406

Annual Cash Incentive	$0	$1,533,400	$1,533,400	$1,533,400	$1,533,400	$1,533,400

Health Benefits Payment	$0	$0	$0	$0	$0	$48,656

Restoration Plan	$0	$1,880,067	$1,880,067	$1,880,067	$1,880,067	$1,880,067

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$5,611,006	$6,461,006	$5,611,006	$7,732,088	$12,309,161

CAROL JUEL
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION (1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$691,346	$0	$0	$3,503,032

Restricted Stock Units	$0	$0	$422,549	$0	$1,837,760	$1,837,760

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$0	$458,190	$0	$2,129,657	$2,129,657

Annual Cash Incentive	$0	$0	$1,262,800	$0	$1,262,800	$1,262,800

Health Benefits Payment	$0	$0	$0	$0	$0	$49,246

Restoration Plan	$0	$0	$941,745	$0	$941,745	$941,745

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$3,776,630	$0	$6,171,962	$9,724,240

(1)
All of our NEO’s except Ms. Juel are eligible for continued vesting at 100% for awards held at least one year under our equity plans due to having more than 20 years of service. Ms. Juel would be eligible for continued vesting at 50% for unvested RSUs and Stock Options held at least one year, and pro-rata
vesting for any PSUs held at least one year based on the number of whole or partial months completed in the performance period.

(2)
In order to receive retirement treatment upon termination with respect to the Annual Incentive Plan, equity plans, and Restoration Plan, an executive must be age 60 with at least three years of service. As of December 31, 2022, only Ms. Keane and Mr. Quindlen qualify for retirement. As a result, amounts in the Voluntary Termination column match those in the Retirement column.

2023 ANNUAL MEETING AND PROXY STATEMENT
/

COMPENSATION MATTERS

INDEPENDENT DIRECTORS’ COMPENSATION
Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually. In connection with these reviews, the Nominating and Corporate Governance Committee receives advice regarding director compensation, including peer company benchmarking.
Each independent director currently receives annual compensation of $265,000, of which $100,000 is paid in cash and $165,000 is paid in RSUs. The RSUs are subject to a one-year
vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain independent directors currently receive additional compensation as follows:

•
each member of the Audit and Risk Committees will receive an additional $20,000 in annual cash compensation and each member of the Nominating and Corporate Governance Committee, the MDCC and the Technology Committee will receive an additional $15,000 in annual cash compensation;

•
the Chairs of the Audit Committee and Risk Committee each receive an additional $40,000 in annual cash compensation and the Chairs of the Nominating and Corporate Governance Committee, the MDCC and the Technology Committee each receive an additional $25,000 in annual cash compensation; and

•	the Chair of our Board receives an additional $235,000, of which $110,000 is paid in cash and $125,000 is paid in RSUs.
Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board.
We require each independent director to own at least $375,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.
2022 INDEPENDENT DIRECTORS’ COMPENSATION TABLE

Name of Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Aguirre	$145,385	$165,091	$310,476

Alves	$135,000	$165,091	$ 300,091

Chytil (5)	$95,385	$123,807	$219,191

Coviello	$160,000	$165,091	$325,091

Graylin (3)	$90,978	$111,246	$ 202,225

Guthrie	$160,000	$165,091	$325,091

Naylor	$250,000	$165,091	$415,091

Parker	$135,000	$165,091	$ 300,091

Richie	$155,000	$165,091	$320,091

Snowe (4)	$61,538	$63,519	$125,057

Zane	$135,000	$165,091	$ 300,091

(1)	Amount of cash compensation received in 2022 for Board and committee service.

(2)
Aggregate grant date fair value of RSUs granted in 2022. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date, which was $34.81 for March 31, 2022 grants, $27.62 for June 30, 2022 grants, $28.19 for September 30, 2022 grants and $32.86 for December 31, 2022 grants.

(3)	Mr. Graylin retired from the Board on September 2, 2022.

(4)	Ms. Snowe retired from the Board on May 19, 2022.

(5)	Ms. Chytil joined the Board on April 1, 2022.

/
2023 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

EQUITY COMPENSATION PLAN INFORMATION
2022 EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A)

Equity compensation plans approved by security holders	10,204,127	$32.80	37,849,360

Equity compensation plans not approved by security holders	—		—

Total	10,204,127	$32.80	37,849,360

(1)	This column includes 4,690,120 shares underlying stock options, 3,175,450 shares underlying RSUs and 2,338,557 shares underlying PSUs, in each case, awarded under the LTIP.
As of December 31, 2022, the weighted-average term of outstanding stock options was 4.71 years.

	2018	2019	2020	2021	2022

Beginning of the period available shares	46,839,931	45,115,124	43,581,766	41,798,948	39,895,916

Granted: Stock Based (RSUs/PSUs) (1) and NQSOs

– RSUs	1,069,882	1,802,996	1,713,183	1,259,255	1,860,004

– PSUs	616,673	606,006	923,997	728,696	1,306,086

– NQSOs	1,782,601	0	0	847,500	205,000

Total	3,469,156	2,409,002	2,637,180	2,835,451	3,371,090

Cancelled: Stock Based (RSUs/PSUs) (2) and NQSOs

– RSUs	1,499,331	440,084	554,713	602,180	815,393

– PSUs	62,704	271,478	245,407	265,550	473,693

– NQSOs	182,313	164,082	54,242	64,690	35,448

Total	1,744,349	875,644	854,362	932,420	1,324,534

End of the period available shares	45,115,124	43,581,766	41,798,948	39,895,916	37,849,360

(1)	Includes new grants and dividend equivalents for existing grants.

(2)	Includes shares netted for taxes and shares forfeited.

2023 ANNUAL MEETING AND PROXY STATEMENT
/

AUDIT MATTERS

INDEPENDENT AUDITOR

The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated financial statements for 2022. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2022. In selecting KPMG as the independent auditor for 2023, the Audit Committee considered, among other factors, KPMG’s performance during 2022, including that of the lead audit partner, its independence and its attention to quality control matters. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

PRE-APPROVAL PROCESSES

The Audit Committee approves all audit engagement fees and terms. It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

ACCOUNTING FEES

AND SERVICES

The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by KPMG for the years ended December 31, 2022 and 2021.

	FOR THE YEARS ENDED DECEMBER 31,

	2022	2021

Audit fees	$5,282,629	$4,610,321

Audit-related fees	508,177	528,627

Tax fees	—	—

All other fees	—	—

Total fees	$5,790,806	$5,138,948

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2022, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

68 / 2023 ANNUAL MEETING AND PROXY STATEMENT

HIRING RESTRICTIONS

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchrony. com under “Corporate Governance.”

ITEM 3—RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2023

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2023. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2023. KPMG is currently our independent registered public accounting firm.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND

A VOTE FOR

ratification of the selection of KPMG as our independent registered public accounting firm for 2023.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2022, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

•	Has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2022;

•	Has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees;

•	Has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;

•	Has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

•	Has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair

Paget L. Alves

Kamila Chytil

Ellen M. Zane

2023 ANNUAL MEETING AND PROXY STATEMENT / 69

BENEFICIAL OWNERSHIP

At March 16, 2023, we had 428,447,357 shares of common stock outstanding.

The following table shows information regarding the beneficial ownership of our common stock by:

•	All persons known by us to own beneficially more than 5% of our common stock; •

•	Our CEO and each of our named executive officers;

•	Each of our directors; and

•	All directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings are as of March 16, 2023, and the percentage of beneficial ownership is based on 428,447,357 shares of common stock outstanding as of March 16, 2023.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL

The Vanguard Group—100 Vanguard Blvd., Malvern, PA 19355 (1)	58,021,118	12.88%

Capital World Investors—333 South Hope Street, 55th Fl, Los Angeles, CA 90071 (2)	45,088,025	10.0%

BlackRock, Inc.—55 East 52nd Street, New York, NY 10055 (3)	40,751,703	9.0%

FMR LLC—245 Summer Street, Boston, MA 02210 (4)	18,346,980	4.07%

Margaret M. Keane (5)	1,161,978	*

Brian D. Doubles (6)	528,206	*

Carol Juel (7)	74,693	*

Tom M. Quindlen (8)	243,758	*

Brian J. Wenzel, Sr. (9)	53,735	*

Fernando Aguirre (10)	19,001	*

Paget L. Alves (10)	13,126	*

Kamila Chytil	0	*

Arthur W. Coviello, Jr. (10)	34,627	*

Roy A. Guthrie (10)	12,079	*

Jeffrey G. Naylor (10)	44,320	*

P.W. “Bill” Parker (10)	16,558	*

Laurel J. Richie (10)	15,631	*

Ellen M. Zane (10)	1,216	*

All directors and executive officers as a group (21 persons)	2,767,843	*

*	Denotes less than 1.0%

70 / 2023 ANNUAL MEETING AND PROXY STATEMENT

(1)

Based on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2022. The Schedule 13G/A discloses that the reporting entity had sole voting power as to none of the shares, shared voting power as to 680,572 of the shares, sole dispositive power as to 56,004,645 of the shares and shared dispositive power as to 2,016,473 of the shares.

(2)

Based on a Schedule 13G/A filed on February 13, 2023 by Capital World Investors regarding its holdings of our common stock as of December 31, 2022. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 45,088,025 of the shares, shared voting power as to none of the shares, sole dispositive power as to 45,088,025 of the shares and shared dispositive power as to none of the shares.

(3)

Based on a Schedule 13G/A filed on January 30, 2023 by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2022. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 36,097,026 of the shares, shared voting power as to none of the shares, sole dispositive power as to 40,751,703 of the shares and shared dispositive power as to none of the shares.

(4)

Based on a Schedule 13G/A filed on February 9, 2023 by FMR LLC regarding its holdings, together with certain of its subsidiaries and affiliates, of our common stock as of December 31, 2022. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 17,687,085 of the shares, shared voting power as to none of the shares, sole dispositive power as to 18,346,980 of the shares and shared dispositive power as to none of the shares.

(5)

Includes 12,224 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 31,284 stock options that vested on April 1, 2023. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(6)	Includes 13,218 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 7,821 stock options that vested on April 1, 2023.

(7)	Includes 2,206 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 3,629 stock options that vested on April 1, 2023.

(8)	Includes 3,413 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 5,614 stock options that vested on April 1, 2023.

(9)	Includes 1,070 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 1,760 stock options that vested on April 1, 2023.

(10)	Includes 1,216 restricted stock units that vested on March 31, 2023.

2023 ANNUAL MEETING AND PROXY STATEMENT / 71

BENEFICIAL OWNERSHIP

RELATED PERSON TRANSACTIONS

There were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of them, since January 1, 2022, of the type or amount required to be disclosed under the applicable SEC rules.

RELATED PERSON

TRANSACTIONS POLICY

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing has a direct or indirect material interest). Since January 1, 2022, no transaction has been identified as a related person transaction.

The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features, and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms.

Future extensions of credit of this nature are not subject to the related person transaction approval policy.

72 / 2023 ANNUAL MEETING AND PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS
ABOUT THE ANNUAL MEETING (“FAQS”)

VOTING INFORMATION

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our common stock as of the close of business on the record date, which is March 23, 2023, are entitled to notice of, and to vote at, the Annual Meeting. As of March 16, 2023, there were 428,447,357 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

HOW DO I VOTE AT THE ANNUAL MEETING?

Stockholders of record can vote in one of four ways:

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.

WHAT IF MY SHARES OF THE COMPANY’S COMMON STOCK ARE HELD FOR ME BY A BROKER?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the Director Nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 17, 2023).

BY TELEPHONE

You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 17, 2023.

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 17, 2023.

At the Annual Meeting You may attend the virtual Annual Meeting by visiting this internet website address: www. virtualshareholdermeeting.com/SYF2023.

2023 ANNUAL MEETING AND PROXY STATEMENT / 73

FREQUENTLY ASKED QUESTIONS (“FAQS”)

WHAT IF I DO NOT VOTE OR DO NOT INDICATE HOW MY SHARES SHOULD BE VOTED ON MY PROXY CARD?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote your shares in their best judgment on such matter.

HOW CAN I CHANGE MY VOTES OR REVOKE MY PROXY AFTER I HAVE VOTED?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

WILL MY VOTES BE PUBLICLY DISCLOSED?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

WHAT IF OTHER MATTERS COME UP DURING THE ANNUAL MEETING?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote your shares on such matters in accordance with their best judgment.

WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

The presence at the Annual Meeting, present in person, present by means of remote communication, or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?,” if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH MATTER TO BE CONSIDERED AT THE ANNUAL MEETING?

VOTING ITEM	VOTING STANDARD	TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	BOARD RECOMMENDATION

Election of directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Auditor ratification	Majority of votes cast	Abstentions not counted as votes cast and therefore will have no effect. There will be no broker non-votes.	FOR

74 / 2023 ANNUAL MEETING AND PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS (“FAQS”)

WHO WILL COUNT THE VOTE?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

WILL A LIST OF STOCKHOLDERS BE MADE AVAILABLE?

We will make a list of stockholders available for 10 days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585- 2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www. virtualshareholdermeeting.com/SYF2023.

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

MULTIPLE INDIVIDUALS RESIDING AT MY ADDRESS ARE BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK, SO WHY DID WE RECEIVE ONLY ONE MAILING?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.

WHO IS SOLICITING MY PROXY AND WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

The Board is soliciting proxies from the Company’s stockholders for the Annual Meeting. We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners.

However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $20,000, plus reasonable out-of-pocket expenses.

INFORMATION ABOUT ATTENDING THE 2023 ANNUAL MEETING

HOW CAN I ATTEND THE ANNUAL MEETING?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting. com/ SYF2023. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www. virtualshareholdermeeting.com/ SYF2023 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

2023 ANNUAL MEETING AND PROXY STATEMENT / 75

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2022 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchrony.com under “SEC Filings.”

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 5, 2023. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2024 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 19, 2024, nor later than February 18, 2024. Such notice must contain the information required by our laws.

Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2024 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 5, 2023, nor later than December 5, 2023. Stockholders who wish to propose director nominees at the 2024 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than January 19, 2024, nor later than February 18, 2024, and such notice must otherwise comply with our Bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING TO BE HELD ON MAY 18, 2023

Our proxy materials relating to our Annual Meeting (Notice, proxy statement and annual report) are available at www.proxyvote.com.

76 / 2023 ANNUAL MEETING AND PROXY STATEMENT

synchrony.com

Synchrony
SYNCHRONY FINANCIAL 777 LONG RIDGE ROAD STAMFORD, CT 06902
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/SYF2023
You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V04234-P82839
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
SYNCHRONY FINANCIAL
The Board of Directors recommends a vote FOR all nominees and FOR Items 2 and 3.
1. Election of Directors
Nominees: For Against Abstain
1a. Brian D. Doubles
1b. Fernando Aguirre
1c. Paget L. Alves
1d. Kamila Chytil
1e. Arthur W. Coviello, Jr.
1f. Roy A. Guthrie
1g. Jeffrey G. Naylor
1h. Bill Parker
1i. Laurel J. Richie
1j. Ellen M. Zane
For Against Abstain
2. Advisory Vote to Approve Named Executive Officer Compensation
3. Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2023
NOTE: Any other matters that may
properly come before the meeting or any adjournments or postponements of the meeting.
All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, and FOR Item 3.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

SYNCHRONY FINANCIAL
2023 ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2023 11:00 A.M., EASTERN TIME
www.virtualshareholdermeeting.com/SYF2023
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 P.M., Eastern Time on May 17, 2023.
Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
V04235-P82839
PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS SYNCHRONY FINANCIAL
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Brian D. Doubles, Jonathan S. Mothner, and Brian J. Wenzel, Sr., and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 23, 2023, at the 2023 Annual Meeting of Stockholders to be held on May 18, 2023, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2023, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.
If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, and FOR Item 3.
This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.
Continued and to be signed on reverse side